                                                                   EXHIBIT 99(b)

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                          JOHN HANCOCK INVESTORS TRUST

                             DATED DECEMBER 6, 1996
                           AS AMENDED AND RESTATED ON
                                 AUGUST 26, 2003

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                                Table of Contents
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ARTICLE I           DEFINITIONS...................................................................................       1

ARTICLE II          OFFICES.......................................................................................       1
         Section 2.1.  Principal Office...........................................................................       1
         Section 2.2.  Other Offices..............................................................................       1

ARTICLE III         SHAREHOLDERS..................................................................................       1
         Section 3.1.  Meetings...................................................................................       1
         Section 3.2.  Annual Meetings............................................................................       1
         Section 3.3.  Notice of Meetings.........................................................................       1
         Section 3.4.  Record Date for Meetings and Other Purposes................................................       2
         Section 3.5.  Proxies....................................................................................       2
         Section 3.6.  Abstentions and Broker Non-Votes...........................................................       2
         Section 3.7.  Quorum.....................................................................................       3
         Section 3.8.  Action at Meeting..........................................................................       3
         Section 3.9.  Action without Meeting.....................................................................       3
         Section 3.10. Inspection of Records......................................................................       3
         Section 3.11. Special Meetings...........................................................................       3
         Section 3.12. Nominations and Proposals by Shareholders..................................................       6

ARTICLE IV          TRUSTEES......................................................................................       8
         Section 4.1.  Meetings of the Trustees...................................................................       8
         Section 4.2.  Quorum and Manner of Acting................................................................       8

ARTICLE V           COMMITTEES....................................................................................       8
         Section 5.1.  Executive and Other Committees.............................................................       8
         Section 5.2.  Meetings, Quorum and Manner of Acting......................................................       9

ARTICLE VI          OFFICERS......................................................................................       9
         Section 6.1.  General Provisions.........................................................................       9
         Section 6.2.  Election, Term of Office and Qualifications................................................       9
         Section 6.3.  Removal....................................................................................       9
         Section 6.4.  Powers and Duties of the Chairman..........................................................      10
         Section 6.5.  Powers and Duties of the Vice Chairman.....................................................      10
         Section 6.6.  Powers and Duties of the President.........................................................      10
         Section 6.7.  Powers and Duties of Vice Presidents.......................................................      10
         Section 6.8.  Powers and Duties of the Treasurer.........................................................      10
         Section 6.9.  Powers and Duties of the Secretary.........................................................      10
         Section 6.10. Powers and Duties of Assistant Officers....................................................      11
         Section 6.11. Powers and Duties of Assistant Secretaries.................................................      11
         Section 6.12. Compensation of Officers and Trustees and Members
                        of the Advisory Board.....................................................................      11
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                                       -i-

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ARTICLE VII         SHARES OF BENEFICIAL INTEREST................................................................       11
         Section 7.1.  Share certificates........................................................................       11
         Section 7.2.  Transfers of Pledged Shares...............................................................       11
         Section 7.3.  Regulations...............................................................................       12
         Section 7.4.  Lost, Destroyed or Mutilated Certificates.................................................       12

ARTICLE VIII        TERMS OF AUCTION PREFERRED SHARES............................................................       12
         Section 8.1.  Designation...............................................................................       12
         Section 8.2.  Definitions...............................................................................       13
         Section 8.3.  Investment Company Act Preferred Share Asset Coverage and Preferred Shares Basic
                       Maintenance Amount Coverage. .............................................................       38
         Section 8.4.  Dividends.................................................................................       41
         Section 8.5.  Liquidation Rights........................................................................       48
         Section 8.6.  Redemption................................................................................       49
         Section 8.7.  Voting Rights.............................................................................       53
         Section 8.8.  Other Restrictions........................................................................       57
         Section 8.9.  Auction Procedures........................................................................       60

ARTICLE IX          TERMS OF COMMON SHARES.......................................................................       72
         Section 9.1.  Designation...............................................................................       72
         Section 9.2.  Common Shares.............................................................................       72

ARTICLE X           FISCAL YEAR..................................................................................       73

ARTICLE XI          SEAL.........................................................................................       73

ARTICLE XII         SUFFICIENCY AND WAIVERS OF NOTICE............................................................       73

ARTICLE XIII        AMENDMENTS...................................................................................       73
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                                      -ii-

                              AMENDED AND RESTATED

                                   BY-LAWS OF

                          JOHN HANCOCK INVESTORS TRUST

                                 AUGUST 26, 2003

         The Amended and Restated By-Laws (the "By-Laws") of the John Hancock Investors Trust (the "Trust") have been adopted pursuant to the authority granted by Section 2.10 of the Trust's Amended and Restated Declaration of Trust (the "Declaration of Trust") dated August 26, 2003 and filed in the Office of the Secretary of The Commonwealth of Massachusetts.

                                    ARTICLE I

                                   DEFINITIONS

         All capitalized terms have the respective meanings given them in the Declaration of Trust, as amended or restated from time to time.

                                   ARTICLE II

                                    OFFICES

         Section 2.1. Principal Office. Until changed by the Trustees, the principal office of the Trust shall be in Boston, Massachusetts.

         Section 2.2. Other Offices. The Trust may have offices in such other places without as well as within The Commonwealth of Massachusetts as the Trustees may from time to time determine.

                                  ARTICLE III

                                  SHAREHOLDERS

         Section 3.1. Meetings. Meetings of the Shareholders of the Trust or a Series or Class thereof shall be held as provided in the Declaration of Trust or required by the 1940 Act at such place within or without The Commonwealth of Massachusetts as the Trustees shall designate.

         Section 3.2. Annual Meetings. The annual meeting of the Shareholders of the Trust for the election of Trustees and the transaction of other proper business shall be held on a date, not a legal holiday, and at a time and place to be set annually by resolution of the Trustees.

         Section 3.3. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail or telegraphic means to each Shareholder at his address as recorded on the register of the Trust mailed at least seven (7) days before the meeting, provided, however, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the

Commission under the 1940 Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

         Section 3.4. Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding sixty (60) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration of Trust.

         Section 3.5. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting or telegraphic transmission) by the Shareholder or the Shareholder's attorney-in-fact. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Declaration of Trust to vote and fractional shares shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy, including a photographic or similar reproduction thereof and a telegram, cablegram, wireless or similar transmission thereof, purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

         Section 3.6. Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Broker Non-Votes and Shares which abstain with respect to one or more proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Except as otherwise provided by law, abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote cast on such proposal. A "Broker Non-Vote" occurs if a broker or nominee holding Shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal. For avoidance of any doubt, Broker Non-Votes shall not include preferred shares which the broker is permitted to proportionately vote in accordance with applicable law or rules of a national securities exchange. Except as otherwise provided by law, Broker Non-Votes will be treated as present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to such proposal, but will not be counted as a vote cast on such proposal.

         Section 3.7. Quorum. Except as otherwise provided by law, the Trust's Declaration of Trust or these By-laws, the holders of a majority of the Shares issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Trustees in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

         Section 3.8. Action at Meeting. When a quorum is present at any meeting, any matter other than the election of Trustees to be voted upon by the Shareholders at such meeting shall be decided by the vote of the holders of Shares having a majority of the votes cast by the holders of all of the Shares present or represented and voting on such matter (or if there are two or more classes of shares entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the shares of that class present or represented and voting on such matter), except when a different vote is required by law, the Trust's Declaration of Trust or these By-laws. When a quorum is present at any meeting, any election by Shareholders of Trustees shall be determined by a plurality of the votes cast by the Shareholders entitled to vote on the election.

         Section 3.9. Action without Meeting. For as long as there are under one hundred fifty (150) shareholders, any action which may be taken by Shareholders may be taken without a meeting if a majority of Outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration of Trust, or the By-laws) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

         Section 3.10. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

         Section 3.11. Special Meetings.

         (a) Special meetings of the Shareholders may be called at any time by the Chairman, the President or the Trustees. Subject to subsection (c) of this Section 3.11, a special meeting of Shareholders shall also be called by the Secretary of the Trust upon the written request of the Shareholders entitled to cast the percentage of the outstanding votes specified in the Declaration of Trust and only if the Shareholder is seeking to call a meeting on a matter with respect to which the Shareholders are entitled to vote under the Declaration of Trust without prior action by the Trustees.

         (b) Any Shareholder of record seeking to have Shareholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Trustees to fix a record date to determine the Shareholders entitled to request a special meeting (the "Requested Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on, shall be signed by one or more Shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such Shareholder (or other agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules thereunder. Upon receiving the Record Date Request Notice, the Trustees may fix a Requested Record Date. The Requested Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Requested Record Date is adopted by the Trustees. If the Trustees, within thirty
(30) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Requested Record Date and make a public announcement of such Requested Record Date, the Requested Record Date shall be the close of business on the 30th after the first date on which the Record Date Request Notice is received by the Secretary.

         (c) In order for any Shareholder to request a special meeting, one or more written requests for a special meeting signed by Shareholders of record (or their duly authorized agents) as of the Requested Record Date entitled to cast the percentage of the outstanding shares specified in the Declaration of Trust (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such Shareholder (or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Trust's books, of each Shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of the Trust which are owned of record and beneficially by each such Shareholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty (60) days after the Requested Record Date. Any requesting Shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

         (d) The Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust's proxy materials). The Secretary shall not be required to call a special meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraphs (b) and (c) of this Section 3.11, the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the special meeting.

         (e) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the President, Chairman or Trustees, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of Shareholders (a "Shareholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Trustees fail to designate, within thirty (30) days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. Eastern Time on the 90th day after the Delivery Date or, if such 90th day is not a business day, on the first preceding business day; and provided further that in the event that the Trustees fail to designate a place for a Shareholder Requested Meeting within thirty (30) days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Trust. In fixing a date for any special meeting, the President, Chairman or Trustees may consider such factors as he, she, or they deem(s) relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Trustees to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Trustees fail to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

         (f) If at any time as a result of written revocations of requests for the special meeting, Shareholders of record (or their duly authorized agents) as of the Requested Record Date shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time before ten (10) days prior to the meeting if the Secretary has first sent to all other requesting Shareholders written notice of such revocation and of intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

         (g) The Chairman, the President or the Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) business days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (g) shall in any way be construed to suggest or imply that the Trust or any Shareholder shall not be entitled to contest the validity of any request, whether during or after such five (5) business day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

         Section 3.12. Nominations and Proposals by Shareholders.

         (a) Annual Meetings of Shareholders. Nominations of persons for election as a Trustee and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or
(iii) by any Shareholder of the Trust who was a Shareholder of record both at the time of giving of notice provided for in this Section 3.12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 3.12(a). For nominations for election to the Trustees or other business to be properly brought before an annual meeting by a Shareholder pursuant to this Section 3.12(a), the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by Shareholders. To be timely, a Shareholder's notice must be delivered to the Secretary at the principal executive office of the Trust by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty
(30) days from the anniversary date of the mailing of the notice for the preceding year's annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above. A Shareholder's notice to be proper must set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Trust that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder (including any anticipated benefit to the Shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Shareholder, as they appear on the Trust's stock ledger and current name and address, if different, and of such beneficial owner, and (y) the class and number of shares of the Trust which are owned beneficially and of record by such Shareholder and such beneficial owner. Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 3.12 to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Trustees at least one hundred (100) days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a Shareholder's notice required by this Section 3.8(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Trust.

         (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the special meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Trustees may be made at a special meeting of Shareholders at which trustees are to be elected (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) provided that the Trustees have determined that trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 3.12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 3.12(b). In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the Shareholder's notice containing the information required by this Section 3.12(b) shall have been delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above.

         (c) General. Only such persons who are nominated by the Board of Trustees and in accordance with the procedures set forth in this Section 3.12 shall be eligible to serve as trustee, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.12. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.12 and, if any proposed nomination or other business is not in compliance with this Section 3.12, to declare that such nomination or proposal shall be disregarded. For purposes of this Section 3.12, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of trustees and (b) "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which Shares of the Trust's common stock are traded or reported by a recognized news service or (ii) in a document publicly filed by the Trust with the Commission.

         (d) Compliance with State and Federal Law. Notwithstanding the foregoing provisions of this Section 3.12, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.12. Nothing in this Section 3.12 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

                                   ARTICLE IV

                                    TRUSTEES

         Section 4.1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, the Chairman or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be given by telephone, cable, wireless, facsimile or electronic means to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

         Section 4.2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration of Trust or these By-laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                   ARTICLE V

                                   COMMITTEES

         Section 5.1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than two (2) members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration of Trust or these By-laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time; the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman.

         Section 5.2. Meetings, Quorum and Manner of Acting. The Trustees may
(1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

         The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

                                   ARTICLE VI

                                    OFFICERS

         Section 6.1. General Provisions. The officers of the Trust shall be a Chairman, a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

         Section 6.2. Election, Term of Office and Qualifications. The officers of the Trust (except those appointed pursuant to Section 6.10) shall be elected by the Trustees. Except as provided in Sections 6.3 and 6.4 of this Article VI, each officer elected by the Trustees shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same person. The Chairman of the Board shall be selected from among the Trustees and may hold such office only so long as he/she continues to be a Trustee. Any Trustee or officer may be but need not be a Shareholder of the Trust.

         Section 6.3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

         Section 6.4. Powers and Duties of the Chairman. The Chairman shall preside at the meetings of the Shareholders and of the Trustees. He may call meetings of the Trustees and of any committee thereof whenever he deems it necessary. He shall be the Chief Executive Officer of the Trust and shall have, with the President, general supervision over the business and policies of the Trust.

         Section 6.5. Powers and Duties of the Vice Chairman. The Trustees may, but need not, appoint one or more Vice Chairman of the Trust. A Vice Chairman shall be an executive officer of the Trust and shall have the powers and duties of a Vice President of the Trust as provided in Section 6.7 of this Article VI. The Vice Chairman shall perform such duties as may be assigned to him or her from time to time by the Trustees or the Chairman.

         Section 6.6. Powers and Duties of the President. The President shall preside at all meetings of the Shareholders in the absence of the Chairman. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres as provided by the Trustees, he shall at all times exercise general supervision over the business and policies of the Trust. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

         Section 6.7. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

         Section 6.8. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ. He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

         Section 6.9. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

         Section 6.10. Powers and Duties of Assistant Officers. In the absence or disability of the Treasurer, any officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each officer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

         Section 6.11. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

         Section 6.12. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees and members of an advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

                                  ARTICLE VII

                          SHARES OF BENEFICIAL INTEREST

         Section 7.1. Share certificates. The Trustees may issue Shares either in certificated or uncertificated form, and if they have issued Shares in certificated form, they may, by written notice to the holders of such Shares, require the surrender of their certificates to the Trust for cancellation, which surrender and cancellation shall not affect the ownership of such Shares. For any Shares issued without certificates, the Trust or its transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares as if they had received certificates therefor and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration of Trust. For any Shares for which the Trustees shall issue certificates, each holder of such Shares shall be entitled to a certificate stating the number of Shares owned by him in such form as shall be prescribed from time to time by the Trustees. The certificates representing Shares shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Trust. Any or all of the signatures or the seal of the Trust on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate which shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Trust with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

         Section 7.2. Transfers of Pledged Shares. Unless otherwise provided herein, a pledgee of Shares pledged as collateral security shall be entitled to a new certificate in his name as pledgee, in the case of certificated Shares, or to be registered as the holder in pledge of such

Shares in the case of uncertificated Shares; provided, that the instrument of pledge substantially describes the debt or duty that is intended to be secured thereby. Any such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, and any such registration of uncertificated Shares shall be in a form which indicates that the registered holder holds such Shares in pledge. After such issue or registration, and unless and until such pledge is released, such pledgee and his successors and assigns shall alone be entitled to the rights of a Shareholder, and entitled to vote such Shares.

         Section 7.3. Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, transfer and registration of certificates for Shares of the Trust. They may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for Shares to bear the signature or signatures of any of them.

         Section 7.4. Lost, Destroyed or Mutilated Certificates. The holder of any certificates representing Shares of the Trust shall immediately notify the Trust of any loss, destruction or mutilation of such certificate, and the Trust may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Trustees may, in their discretion, require such owner or his legal representative to give to the Trust a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Trustees in their absolute discretion shall determine, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or issuance of a new certificate.

                                  ARTICLE VIII

                        TERMS OF AUCTION PREFERRED SHARES

         Section 8.1. Designation.

         (a) Pursuant to authority expressly vested in the Board of Trustees by the Declaration of Trust, the Board of Trustees authorizes the establishment, designation and issuance of an unlimited number of shares of a class of the Trust's Preferred Shares, which class is designated as the Trust's Auction Preferred Shares (the "Auction Preferred Shares"). The Auction Preferred Shares shall be issuable in such series as are designated from time to time in these By-Laws and shall have the preferences, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption, and other rights and limitations set forth in this Article VIII.

         (b) (i) Auction Preferred Shares, Series A: An unlimited number of Auction Preferred Shares, without par value, liquidation preference $25,000 per Auction Preferred Share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Auction Preferred Shares, Series A." Each share of Auction Preferred Shares, Series A (sometimes referred to herein as "Series A APS") may be issued on a date to be determined by the

                  Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority and have such other preferences as provided herein or as may be determined in advance of the issuance thereof by the Board of Trustees or pursuant to their delegated authority. The Series A APS shall constitute a separate series of Auction Preferred Shares, and each share of Series A APS shall be identical.

                  (ii) Auction Preferred Shares, Series B: An unlimited number of Auction Preferred Shares, without par value, liquidation preference $25,000 per Auction Preferred Share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Auction Preferred Shares, Series B." Each share of Auction Preferred Shares, Series B (sometimes referred to herein as "Series B APS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority and have such other preferences as provided herein or as may be determined in advance of the issuance thereof by the Board of Trustees or pursuant to their delegated authority. The Series B APS shall constitute a separate series of Auction Preferred Shares, and each share of Series B APS shall be identical.

         (c) The preferences, voting powers restrictions, limitations as to dividends, qualifications, terms and conditions of redemption, and other rights and limitations of the shares of the Auction Preferred Shares, Series A, Auction Preferred Shares, Series B, and each other series of APS now or hereafter described in these By-Laws are or shall be as set forth in these By-Laws. No fractional APS shall be issued.

         Section 8.2. Definitions.

         Unless the context or use indicates another or different meaning, the following terms shall have the following meanings, whether used in the singular or plural:

         (a) "AA Financial Composite Commercial Paper Rate" on any date means (i) (A) the Interest Equivalent of the 30-day rate (for Dividend Periods fewer than or equal to 31 days), the 60-day rate (for Dividend Periods greater than 31 days but fewer than or equal to 61 days) and the 90-day rate (for Dividend Periods greater than 61 days but fewer than or equal to 91 days) on commercial paper on behalf of issuers whose corporate bonds are rated AA by S&P, or the equivalent of such rating by another Rating Agency, as announced by the Federal Reserve Bank of New York for the close of business on the Business Day immediately preceding such date; and (B) for Dividend Periods greater than 91 days but fewer than 184 days, the rate described in clause (ii) below; or (ii) if the Federal Reserve Bank of New York does not make available such a rate, or with respect to Dividend Periods greater than 91 days but fewer than 184 days, then the arithmetic average of the Interest Equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date (rounded to the next highest one-thousandth (0.001) of 1%). If any Commercial Paper Dealer does not quote a rate required to determine the "AA Financial Composite Commercial Paper Rate", such rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or Dealer), if any, or, if there are no such Commercial Paper Dealers, by the Auction Agent.

         For purposes of this definition, (A) "Commercial Paper Dealers" shall mean (1) UBS Securities LLC; (2) in lieu of any thereof, its respective affiliate or successor; and (3) in the event that any of the foregoing shall cease to quote rates for commercial paper of issuers of the sort described above, in substitution therefor, a nationally recognized dealer in commercial paper of such issuers then making such quotations selected by the Trust, and (B) "Interest Equivalent" of a rate stated on a discount basis for commercial paper of a given number of days' maturity shall mean a number equal to the quotient (rounded upward to the next higher one-thousandth (0.001) of 1%) of (1) such rate expressed as a decimal, divided by (2) the difference between (x)
         1.00 and (y) a fraction, the numerator of which shall be the product of such rate expressed as a decimal, multiplied by the number of days in which such commercial paper shall mature and the denominator of which shall be 360.

         (b) "Adviser" means the Trust's investment adviser, John Hancock Advisers, LLC.

         (c)      "Affected Series" has the meaning specified in Section
         8.7(b)(i).

         (d) "Affiliate" means any Person known to the Auction Agent to be controlled by, in control of, or under common control with, the Trust.

         (e) "Agent Member" means a member of, or participant in, the Securities Depository that will act on behalf of a Beneficial Owner of one or more APS or on behalf of a Potential Beneficial Owner.

         (f) "Annual Valuation Date" means the last Business Day of each fiscal year of the Trust.

         (g) "Applicable Percentage" means the percentage determined based on the credit rating assigned to the series of APS on such date by Moody's as follows:

Moody's Credit Rating               Applicable Percentage
---------------------               ---------------------
         Aaa                                125%
      Aa3 to Aa1                            150%
       A3 to A1                             200%
     Baa3 to Baa1                           250%
      Below Baa3                            300%

         The Applicable Percentage as so determined shall be further subject to upward but not downward adjustment in the discretion of the Board of Trustees after consultation with the Broker-Dealers, provided that immediately following any such increase the Trust would be in compliance with the Preferred Shares Basic Maintenance Amount. The Trust shall take all reasonable action necessary to enable Moody's to provide a rating for each series of APS. If Moody's shall not make such a rating available, the Trust shall select another Rating Agency to act as a Substitute Rating Agency. Notwithstanding the foregoing, the Trust shall not be required to have more than one Rating Agency provide a rating for any series of the APS.

         (h) "Applicable Rate" means the rate per annum at which cash dividends are payable on a series of APS for any Dividend Period.

         (i)      "APS" means the Series A APS and the Series B APS.

         (j)      "Auction" means a periodic operation of the Auction
         Procedures.

         (k) "Auction Agent" means Deutsche Bank Trust Company Americas unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Trustees or a duly authorized committee thereof enters into an agreement with the Trust to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the APS.

         (l) "Auction Date" with respect to any series of APS and any Rate Period means the Business Day immediately preceding the first day of such Rate Period.

         (m)      "Auction Procedures" means the procedures set forth in Section
         8.9.

         (n)      "Auditor's Confirmation" has the meaning specified in Section
         8.3(d).

         (o)      "Available APS" has the meaning specified in Section
         8.9(c)(i)(A).

         (p) "Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of APS or a Broker-Dealer that holds APS for its own account.

         (q)      "Bid" and "Bids" have the respective meanings specified in
         Section 8.9(a)(i)(C).

         (r) "Bidder" and "Bidders" have the respective meanings specified in Section 8.9(a)(i)(C); provided, however, that neither the Trust nor any affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an affiliate of the Trust may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

         (s)      "Board of Trustees" means the Board of Trustees of the Trust.

         (t) "Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in Section 8.9, that has been selected by the Trust and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

         (u) "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Section 8.9.

         (v) "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which commercial banks in The City of New York are required or authorized by law to close.

         (w) "Closing Transactions" has the meaning set forth in Section 8.8(b)(iv)(A).

         (x) "Code" means the Internal Revenue Code of 1986, as amended from time to time. Each reference herein to a section of the Code shall be deemed to include the United States Treasury Regulations in effect thereunder and applicable to the APS or the use of proceeds thereof, and also includes all applicable amendments or successor provisions unless the context requires otherwise.

         (y) "Commercial Paper Dealers" has the meaning set forth in the definition of " `AA' Financial Composite Commercial Paper Rate."

         (z) "Common Shares" means the shares of beneficial interest designated as common shares, no par value, of the Trust.

         (aa) "Cure Date" means the Preferred Shares Basic Maintenance Cure Date or the Investment Company Act Cure Date.

         (bb) "Date of Original Issue" means, with respect any series of APS, the date on which the Trust first issues such share.

         (cc) "Deposit Securities" means cash and portfolio securities rated at least A2 (having a remaining maturity of 12 months or less), P-1, VMIG-1 or MIG-1 by Moody's or A (having a remaining maturity of 12 months or less), A-1+ or SP-1+ by S&P.

         (dd)     "Discount Factor" means a "Moody's Discount Factor."

         (ee) "Discounted Value" of any asset of the Trust means, with respect to a Moody's Eligible Asset, the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor.

         (ff) "Dividend Payment Date" means, with respect to APS, any date on which dividends are payable for shares of such series pursuant to
         Section 8.4(a)(iv).

         (gg) "Dividend Period" means, with respect to the APS, the period from and including the Date of Original Issue to but excluding the Initial Dividend Payment Date for such shares and any period thereafter from and including one Dividend Payment Date for such shares to but excluding the next succeeding Dividend Payment Date for such shares.

         (hh) "Eligible Asset" means Moody's Eligible Asset (if Moody's is then rating the APS) and/or any asset included in the calculations used by any Rating Agency then rating the APS for purposes of determining such Rating Agency's rating on the APS, as applicable.

         (ii) "Existing Holder" means a Broker-Dealer, or any such other Person that may be permitted by the Trust, that is listed as the holder of record of APS in the Share Books.

         (jj) "Exposure Period" on a Valuation Date means the period commencing on such date and ending 42 days thereafter, as such exposure period may be modified by resolution of the Board of Trustees and without amending the By-Laws of the Trust; provided, however, that the Trust shall have received confirmation in writing from the Rating Agency that any such modification shall not adversely affect such Rating Agency's then-current rating of the APS.

         (kk) "Failure to Deposit," means, with respect to shares of a series of APS, a failure by the Trust to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the Business Day immediately preceding any Dividend Payment Date for shares of such series, in funds available on such Dividend Payment Date in the City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such series or (B) on the Business Day immediately preceding any redemption date in funds available on such redemption date for shares of such series in the City of New York, New York, the Redemption Price to be paid on such redemption date for any share of such series after Notice of Redemption is mailed pursuant to Section 8.6; provided, however, that the foregoing clause (B) shall not apply to the Trust's failure to pay the Redemption Price with respect to APS when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         (ll) "Holder" means an individual or entity in whose name an outstanding Share of the APS is registered on the Share Books.

         (mm) "Hold Order" and "Hold Orders" have the respective meanings specified in Section 8.9(a)(i)(C).

         (nn) "Independent Accountant" means a nationally recognized accounting firm that is, with respect to the Trust, an independent certified public accountant under the Securities Act of 1933, as amended, and serving as such for the Trust.

         (oo) "Initial Rate Period" with respect to shares of a series of APS, means the period from the Date of Initial Issuance to and including the day immediately prior to the Dividend Payment Date for the Initial Rate Period specified with respect to shares of such series in Section 8.4(a).

         (pp) "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time.

         (qq) "Investment Company Act Cure Date," with respect to the failure by the Trust to maintain the Investment Company Act Preferred Share Asset Coverage (as required by Section 8.3(a) as of the last Business Day of each month, means the last Business Day of the following month.

         (rr) "Investment Company Act Preferred Share Asset Coverage" means asset coverage, as defined in Section 18(h) of the Investment Company Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest including all outstanding APS (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

         (ss)     "Late Charge" has the meaning specified in Section
         8.4(b)(ii)(B).

         (tt) "Liens" means any material lien, mortgage, pledge, security interest or security agreement of any kind.

         (uu) "Long Term Dividend Period" means a Special Dividend Period consisting of a specific period of one whole year or more but not greater than five years.

         (vv) "Market Value" means the price determined by a pricing service acceptable to the Rating Agency and which (i) with respect to an investment which is listed on an exchange or traded over-the-counter and quoted on the NASDAQ System, the last sale price on the day of valuation (using prices as of the close of trading) or, if there has been no sale that day, the last bid price reported on the day of valuation or, if not a Business Day, the last bid price reported as of the close of business on the preceding Business Day, (ii) with respect to an investment which is not listed on an exchange or quoted on the NASDAQ System, either (A) the market value thereof determined by a Pricing Service or (B) the lower of the bid prices, as of the close of business on the Business Day immediately preceding the date of determination, quoted (at least one of such quotes being in writing) to the Trust by two or more members of the National Association of Securities Dealers, Inc. making a market in such investment at the time. By resolution of the Board of Trustees and without amending the By-Laws of the Trust, the calculation of Market Values may be made on bases other than those set forth above if the Rating Agency has advised the Trust in writing that the revised method of calculation of Market Values would not adversely affect its then-current rating of the Preferred Shares, provided that the Trust shall cause to be made available a written statement setting forth such revised method for inspection by the Holders at the principal executive office of the Trust.

         (ww) "Maximum Applicable Rate" means, with respect to APS for any Dividend Period, the Applicable Percentage of the Reference Rate. The Auction Agent will round each applicable Maximum Applicable Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent.

         (xx) "Minimum Rate Period" means a period of seven (7) Rate Period days.

         (yy) "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

         (zz) "Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined as follows:

                  (i) Preferred Stock with cumulative dividends: The Moody's Discount Factor for preferred stock shall be: Aaa 150%, Aa 155%, A 160%, Baa 165%, Ba 196%, B 216%, < B and Not
                  Rated 250%, for auction rate preferred stocks 350%. For investment grade DRD preferreds 165%, and non-investment grade DRD preferreds 216%. Preferred securities that have a 144A classification, the discount factor will be multiplied 120% for purposes of calculating the Discounted Value.

                  (ii) Corporate Debt Securities: The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below.

                            MOODY'S RATING CATEGORY

TERMS TO MATURITY OF CORPORATE DEBT                                                               BELOW B AND
            SECURITY (1)                 AAA        AA        A       BAA        BA       B       UNRATED (2)
-----------------------------------      ---        --        -       ---        --       -       -----------
1 year or less.....................      109%       112%     115%     118%       137%    150%         250%

2 years or less (but longer than 1
year)..............................      115        118      122      125        146     160          250

3 years or less (but longer than 2
years).............................      120        123      127      131        153     168          250

4 years or less (but longer than 3
years).............................      126        129      133      138        161     176          250

5 years or less (but longer than 4
years).............................      132        135      139      144        168     185          250

7 years or less (but longer than 5
years).............................      139        143      147      152        179     197          250

10 years or less (but longer than
7 years)...........................      145        150      155      160        189     208          250

15 years or less (but longer than
10 years)..........................      150        155      160      165        196     216          250

20 years or less (but longer than
15 years)..........................      150        155      160      165        196     228          250

30 years or less (but longer than
20 years)..........................      150        155      160      165        196     229          250

Greater than 30 years..............      165        173      181      189        205     240          250

---------------------------------------
(1) The Moody's Discount Factor for debt securities shall also be applied to any interest rate swap or cap, in which case the rating of the counterparty shall determine the appropriate rating category.

(2) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the corporation's assets can be derived from other sources as well as combined with a number of sources as present by the corporation to Moody's, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate debt security is unrated by Moody's, S&P or Fitch, the Trust will use the percentage set forth under "Below B and Unrated" in the corporate debt table above. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

                  For corporate debt securities that do not pay interest in U.S. dollars, the Trust will contact Moody's to obtain the applicable currency conversion rate.

                  (iii)       U.S. Government Securities and U.S. Treasury
                  Strips:



                                                         U.S. GOVERNMENT AND
                                                          AGENCY SECURITIES              U.S. TREASURY STRIPS
          REMAINING TERM TO MATURITY                       DISCOUNT FACTOR                 DISCOUNT FACTOR
          --------------------------                     -------------------             --------------------
1 year or less..............................                   107%                             107%
2 years or less (but longer than 1 year)....                   113                              115
3 years or less (but longer than 2 years)...                   118                              121
4 years or less (but longer than 3 years)...                   123                              128
5 years or less (but longer than 4 years)...                   128                              135
7 years or less (but longer than 5 years)...                   135                              147
10 years or less (but longer than 7 years)..                   141                              163
15 years or less (but longer than 10 years).                   146                              191
20 years or less (but longer than 15 years).                   154                              218
30 years or less (but longer than 20 years).                   154                              244

                  (iv) Short-Term Instruments and Cash: The Moody's Discount Factor applied to short-term portfolio securities, including without limitation short-term corporate debt securities, Short Term Money Market Instruments and short-term municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Moody's Exposure Period; (B) 115%, so long as such portfolio securities do not mature within the Moody's Exposure Period or have a demand feature at par not exercisable within the Moody's Exposure Period; and (C) 125%, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period. A Moody's Discount Factor of 100% will be applied to cash. Moody's rated 2a-7 money market funds will also have a Discount Factor of 100%.

                  (v) Rule 144A Securities: The Moody's Discount Factor applied to Rule 144A Securities for Rule 144A Securities whose terms include rights to registration under the Securities Act within one year and Rule 144A Securities which do not have registration rights within one year will be 120% and 130%, respectively, of the Moody's Discount Factor which would apply were the securities registered under the Securities Act.

                  (vi) Convertible Securities (including Convertible Preferred Securities:

     Moody's Rating               Utility   Industrial   Financial       Transportation
---------------------------------------------------------------------------------------
 Aaa                               162%        256%         233%              250%
 Aa                                167%        261%         238%              265%
 A                                 172%        266%         243%              275%
 Baa                               188%        282%         259%              285%
 Ba                                195%        290%         265%              290%
 B                                 199%        293%         270%              295%
 Below B and Unrated (1)           300%        300%         300%              300%

----------------------------------
(1) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the corporation's assets can be derived from other sources as well as combined with a number of sources as present by the corporation to Moody's, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate debt security is unrated by Moody's, S&P or Fitch, the Trust will use the percentage set forth under "Below B and Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

                  (vii) Common Stock: The following Discount Factors will be applied to the Common Stock holdings:

Common Stocks                       Utility          Industrial        Financial
-------------                       -------          ----------        ---------
7 week exposure period               170%              264%              241%

                  (viii) Common Stock and Preferred Stock of REITs and Other Real Estate Companies:

                                                                           Moody's Discount Factor (1)(2)(3)
-----------------------------------------------------------------------------------------------------------
Common Stock of REITs                                                                     154%
-----------------------------------------------------------------------------------------------------------
Preferred Stock of REITs
     with senior implied Moody's (or S&P) rating:                                         154%
     without senior implied Moody's (or S&P) rating:                                      208%
-----------------------------------------------------------------------------------------------------------
Preferred Stock of other real estate companies
     with senior implied Moody's (or S&P) rating:                                         208%
     without senior implied Moody's (or S&P) rating:                                      250%
-----------------------------------------------------------------------------------------------------------

---------------------------------------
(1) A Moody's Discount Factor of 250% will be applied to those assets in a single Moody's real estate industry / property sector classification which exceed 30% of Moody's Eligible Assets but are not greater than 35% of Moody's Eligible Assets.

(2) A Moody's Discount Factor of 250% will be applied if dividends on such securities have not been paid consistently (either quarterly or annually) over the previous three years, or for such shorter time period that such securities have been outstanding.

(3) A Moody's Discount Factor of 250% will be applied if the market capitalization (including common stock and preferred stock) of an issuer is below $500 million.

                  (ix)        Debt Securities of REITs and Other Real Estate
                  Companies:

                                                                Moody's Rating
---------------------------------------------------------------------------------------------------------------
                                                                                                       Below B
                                                                                                         and
Term to maturity                             Aaa       Aa        A         Baa      Ba         B       Unrated(1)
---------------------------------------------------------------------------------------------------------------
1 year or less                               109%      112%      115%      118%     137%      150%      250%
---------------------------------------------------------------------------------------------------------------
2 years or less (but longer than 1 year)     115       118       122       125      146       160       250
---------------------------------------------------------------------------------------------------------------
3 years or less (but longer than 2 years)    120       123       127       131      153       168       250
---------------------------------------------------------------------------------------------------------------
4 years or less (but longer than 3 years)    126       129       133       138      161       176       250
---------------------------------------------------------------------------------------------------------------
5 years or less (but longer than 4 years)    132       135       139       144      168       185       250
---------------------------------------------------------------------------------------------------------------
7 years or less (but longer than 5 years)    139       143       147       152      179       197       250
---------------------------------------------------------------------------------------------------------------
10 years or less (but longer than 7 years)   145       150       155       160      189       208       250
---------------------------------------------------------------------------------------------------------------
15 years or less (but longer than 10 years)  150       155       160       165      196       216       250
---------------------------------------------------------------------------------------------------------------
20 years or less (but longer than 15 years)  150       155       160       165      196       228       250
---------------------------------------------------------------------------------------------------------------
30 years or less (but longer than 20 years)  150       155       160       165      196       229       250
---------------------------------------------------------------------------------------------------------------
Greater than 30 years                        165       173       181       189      205       240       250
---------------------------------------------------------------------------------------------------------------

------------------

(1) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for a corporation's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate, municipal or other debt security is unrated by Moody's, S&P or Fitch, the Trust will use the percentage set forth under "Below B and Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

                  (x) Bank Loans: The Moody's Discount Factor applied to bank loans means Senior Loans(1) with outstanding amounts greater than $250 million(2).


                                                                                Caa and Split
Split Baa and Ba                     Split Ba, B and Split B                 Caa incl. Distressed
----------------                     -----------------------                 --------------------
        136%                                  149%                                   256%

(1) Non-senior loans to be discounted using the above factors plus 10%.

(2) Loans with outstandings less than $250 million accorded discounts above plus incremental discount of 20%.

                  (xi) Asset-Backed and Mortgage-Backed Securities: The Moody's Discount Factor applied to asset-backed securities shall be 131%. The Moody's Discount Factor applied to collateralized mortgage obligations, planned amortization class bonds and targeted amortization class bonds shall be determined by reference to the weighted average life of the security in accordance with the table set forth below.

      Remaining Term to Maturity                      Moody's Discount Factor
      --------------------------                      -----------------------
3 Year or less                                                 133%
7 years or less (but longer than 3 years)                      142
10 years or less (but longer than 7 years)                     158
20 years or less (but longer than 10 years)                    174

                  The Moody's Discount Factor applied to residential mortgage pass-throughs (including private-placement mortgage pass-throughs) shall be determined by reference to the coupon paid by such security in accordance with the table set forth below.

  Coupon              Moody's Discount Factor
  ------              -----------------------
    5%                        166%
    6%                        162
    7%                        158
    8%                        154
    9%                        151
   10%                        148
   11%                        144
   12%                        142
   13%                        139
adjustable                    165

                  The Moody's Discount Factor applied to fixed-rate pass-through that are not rated by Moody's and are serviced by a servicer approved by Moody's shall be determined by reference to the table in the following paragraph (relating to whole loans).

                  The Moody's Discount Factor applied to whole loans shall be determined by reference to the coupon paid by such security in accordance with the table set forth below.

  Coupon                 Moody's Discount Factor
  ------                 -----------------------
    5%                             172%
    6%                             167
    7%                             163
    8%                             159
    9%                             155
   10%                             151
   11%                             148

    12%                            145
    13%                            142
 adjustable                        170

                  (xii) Municipal debt obligations: The Moody's Discount Factor applied to municipal debt obligations shall be the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Moody's Exposure Period, in accordance with the table set forth below:

Exposure Period                Aaa      Aa        A       Baa     MIG-1 (1)     MIG-1 (2)    Unrated (3)
---------------                ---      --        -       ---     ---------     ---------    -----------
7 weeks                        151%     159%     160%     173%      135%          148%         225%

8 weeks or less (but greater   154      161      168      176       137           149          231
than seven weeks)

9 weeks or less (but greater   158      163      170      177       138           150          240
than eight weeks)

-----------------------------
(1) Municipal debt obligations not rated by Moody's but rated equivalent to MIG-1, VMIG-1 or P-1 by S& P and Fitch that have a maturity less than or equal to 49 days.

(2) Municipal debt obligations not rated by Moody's but rated equivalent to MIG-1, VMIG-1 or P-1 by S&P and Fitch that have a maturity greater than 49 days.

(3) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the municipal issuer's assets can be derived from other sources as well as combined with a number of sources as presented by the Trust to Moody's securities rated below Baa by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a municipal debt security is unrated by Moody's, S&P or Fitch, the Trust will use the percentage set forth under "Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

         By resolution of the Board of Trustees and without amending the By-Laws of the Trust or otherwise submitting such resolution for Shareholder approval,
(i) the Moody's Discount Factors may be changed from those set forth above and
(ii) additional Moody's Discount Factors may be established for other Eligible Assets if, in each case, the Rating Agency has advised the Trust in writing that such change or addition would not adversely affect its then-current rating of the Auction Preferred Shares, provided that the Trust shall cause to be made available a written statement setting forth the Moody's Discount Factors, as changed or as supplemented, for inspection by the Holders at the principal executive office of the Trust.

         (aaa)    "Moody's Eligible Assets" means:

                  (i) Cash (including interest and dividends due on assets rated (A) Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date, (B) A2 or higher if the payment date is within thirty days of the Valuation Date, and (C) A1 or higher if the payment date is within Moody's Exposure Period) and receivables for Moody's Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are (A) settled through clearing house firms with respect to which the Trust has received prior written authorization from Moody's or (B) (1) with counterparties having Moody's long-term debt rating of at least Baa3 or (2) with counterparties having a Moody's Short Term Money Market Instrument rating of at least P-1;

                  (ii)        Short Term Money Market Instruments, so long as
                  (A) such securities are rated at least P-1, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or (C) in all other cases, the supporting entity (1) is rated A2 and the security matures within one month, (2) is rated A1 and the security matures within three months or (3) is rated at least Aa3 and the security matures within six months. In addition, Moody's rated 2a-7 money market funds are also eligible investments.

                  (iii)       U.S. Government Securities and U.S. Treasury
                  Strips;

                  (iv)        Rule 144A Securities;

                  (v) Senior Loans and other bank loans approved by Moody's; and

                  (vi) Corporate debt securities if (A) such securities are rated B3 or higher by the Rating Agency; (B) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Eligible Assets if they are rated by Moody's or S&P; (C) for securities which provide for conversion or exchange at the option of the issuer into equity capital at some time over their lives, the issuer must be rated at least B3 by Moody's; (D) for debt securities rated Ba1 and below, no more than 10% of the original amount of such issue may constitute Moody's Eligible Assets; (E) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody's Eligible Assets if they are publicly traded; and (F) such securities that not subject to extended settlement.

                  Notwithstanding the foregoing limitations, (x) pending Moody's approval, the Trust may receive credit for corporate debt securities not rated at least B3 by Moody's or not rated by Moody's shall be considered to be Moody's Eligible Assets provided that the corporate debt securities were rated B3 at the time of purchase (includes securities whose ratings were withdrawn); and further provided that the aggregate credit for this exception category may not exceed 10% of Moody's Eligible Assets; and (y) corporate debt securities rated by neither Moody's nor S&P shall be considered to be Moody's Eligible Assets only to the extent such securities are issued by entities which (i) have not filed for bankruptcy within the past three years, (ii) are current on all principal and interest in their fixed income obligations, (iii) are current on all preferred stock dividends, and (iv) possess a current, unqualified auditor's report without qualified, explanatory language.

                  (vii) Preferred stocks if (A) dividends on such preferred stock are cumulative, (B) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (C) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange, (D) the issuer of such a preferred stock has a senior debt rating from Moody's of Baa1 or higher or a preferred stock rating from Moody's of Baa3 or higher and (E) such preferred stock has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred stock without such a dividend history would also be eligible). In addition, the preferred stocks must have the following diversification requirements: (X) the preferred stock issue must be greater than $50 million and (Y) the minimum holding by the Trust of each issue of preferred stock is $500,000 and the maximum holding of preferred stock of each issue is $5 million. In addition, preferred stocks issued by transportation companies will not be considered Moody's Eligible Assets.

                  (viii) Common stocks (i) which (A) are traded on a nationally recognized stock exchange or in the over-the-counter market, (B) if cash dividend paying, pay cash dividends in US dollars and (C) may be sold without restriction by the corporation; provided, however, that (y) common stock which, while a Moody's Eligible Asset owned by the Trust, ceases paying any regular cash dividend will no longer be considered a Moody's Eligible Asset until 71 days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A3 by Moody's and (z) the aggregate Market Value of the Trust's holdings of the common stock of any issuer in excess of 4% in the case of utility common stock and 6% in the case of non-utility common stock of the aggregate Market Value of the Trust's holdings shall not be Moody's Eligible Assets, (ii) which are securities denominated in any currency other than the US dollar or securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are dollar-denominated American Depository Receipts ("ADRs") or their equivalents which are traded in the United States on exchanges or over-the-counter and are issued ---- by banks formed under the laws of the United States, its states or the District of Columbia or (iii) which are securities of issuers formed under the laws of jurisdictions other than the United States (and in existence for at least five years) for which no ADRs are traded; provided, however, that the aggregate Market Value of the Trust's holdings of securities denominated in currencies other than the US dollar and ADRs in excess of (A) 6% of the aggregate Market

                  Value of the Outstanding shares of common stock of such issuer thereof or (B) 10% of the Market Value of the Trust's Moody's Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Australia, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland and the United Kingdom, shall not be a Moody's Eligible Asset;

                  (ix)        Asset-backed and mortgage-backed securities:

                  (A) Asset-backed securities if (1) such securities are rated at least Aa3 by Moody's or at least AA- by S&P or Fitch, (2) the securities are part of an issue that is $250 million or greater, or the issuer of such securities has a total of $500 million or greater of asset-backed securities outstanding at the time of purchase of the securities by the Trust and (3) the expected average life of the securities is not greater than 4 years;

                  (B) Collateralized mortgage obligations ("CMOs"), including
              CMOs with interest rates that float at a multiple of the change in the underlying index according to a pre-set formula, provided that any CMO held by the Trust (1) has been rated Aaa by Moody's or AAA by S&P or Fitch, (2) does not have a coupon which floats inversely, (3) is not portioned as an interest-only or principal-only strip and (4) is part of an issuance that had an original issue size of at least $100 million;

                  (C) Planned amortization class bonds ("PACs") and targeted amortization class bonds ("TACs") provided that such PACs or TACs are (1) backed by certificates of either the Federal National Mortgage Association ("FNMA"), the Government National Mortgage Association ("GNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") representing ownership in single-family first lien mortgage loans with original terms of 30 years, (2) part of an issuance that had an original issue size of at least $10 million,
              (3) part of PAC or TAC classes that have payment priority over other PAC or TAC classes, (4) if TACs, TACs that do not support PAC classes, and (5) if TACs, not considered reverse TACs (i.e., do not protect against extension risk);

                  (D) Consolidated senior debt obligations of Federal Home Loan
              Banks ("FHLBs"), senior long-term debt of the FNMA, and consolidated systemwide bonds and FCS Financial Assistance Corporation Bonds of Federal Farm Credit Banks ("FFCBs") (collectively, "FHLB, FNMA and FFCB Debentures"), provided that such FHLB, FNMA and FFCB Debentures are (1) direct issuance corporate debt rated Aaa by Moody's, (2) senior debt obligations backed by the FHLBs, FFCBs or FNMA, (3) part of an issue entirely denominated in U.S. dollars and (4) not callable or exchangeable debt issues;

                  (E) Mortgage pass-throughs rated at least Aa by Moody's and pass-throughs issued prior to 1987 (if rated AA by S&P and based on fixed-rate mortgage loans) by Travelers Mortgage Services, Citicorp Homeowners, Citibank, N.A., Sears Mortgage Security or RFC - Salomon Brothers Mortgage Securities, Inc., provided that
              (1)
              certificates must evidence a proportional, undivided interest in specified pools of fixed or adjustable rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties and (2) the securities are publicly registered (not issued by FNMA, GNMA or FHLMC);

                  (F) Private-placement mortgage pass-throughs provided that (1)
              certificates represent a proportional undivided interest in specified pools of fixed-rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties, (2) documentation is held by a trustee or independent custodian, (3) pools of mortgage loans are serviced by servicers that have been approved by FNMA or FHLMC and funds shall be advanced to meet deficiencies to the extent provided in the pooling and servicing agreements creating such certificates, and (4) pools have been rated Aa or better by Moody's; and

                  (G) Whole loans (e.g., direct investments in mortgages)
              provided that (1) at least 65% of such loans (a) have seasoning of no less than 6 months, (b) are secured by single-family detached residences, (c) are owner-occupied primary residences, (d) are secured by a first-lien, fully-documented mortgage, (e) are neither currently delinquent (30 days or more) nor delinquent during the preceding year, (f) have loan-to-value ratios of 80% or below, (g) carry normal hazard insurance and title insurance, as well as special hazard insurance, if applicable, (h) have original terms to maturity not greater than 30 years, with at least one year remaining to maturity, (i) have a minimum of $10,000 remaining principal balance, (j) for loans underwritten after January 1, 1978, FNMA and/or FHLMC forms are used for fixed-rate loans, and (k) such loans are whole loans and not participations;
              (2) for loans that do not satisfy the requirements set forth in the foregoing clause (1), (a) non-owner occupied properties represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (b) multi-family properties (those with five or more units) represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (c) condominiums represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and any condominium project must be 80% occupied at the time the loan is originated, (d) properties with loan-to-value ratios exceeding 80% represent no greater than 25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool and the portion of the mortgage on any such property that exceeds a loan-to-value ratio of 80% is insured with Primary Mortgage Insurance from an insurer rated at least Baa3 by Moody's and (e) loan balances in excess of the current FHLMC limit plus $75,000 represent no greater than 25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, loan balances in excess of $350,000 represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and loan balances in excess of $1,000,000 represent no greater than 5% of the aggregate of either the adjustable-rate pool or the fixed-rate pool; (3) no greater than 5% of the pool of loans is concentrated in any one zip code; (4) the pool of loans contains at least 100 loans or $2 million in loans per servicer;
              (5) for adjustable-rate mortgages ("ARMs"), (a) any ARM is indexed to the National Cost of Funds index, the 11th District Cost of Funds index, the 1-year Treasury or the 6-month Treasury, (b) the margin over the given index is between 0.15% and 0.25% for either cost-of-funds index and between 0.175% and

              0.325% for Treasuries, (c) the maximum yearly interest rate increase is 2%, (d) the maximum life-time interest rate increase is 6.25% and (e) ARMs may include Federal Housing Administration and Department of Veterans Affairs loans; (6) for "teaser" loans,
              (a) the initial discount from the current ARM market rate is no greater than 2%, (b) the loan is underwritten at the market rate for ARMs, not the "teaser" rate, and (c) the loan is seasoned six months beyond the "teaser" period.

                  (x) Any municipal debt obligation that (A) pays interest in cash, (B) does not have a Moody's rating, as applicable, suspended by Moody's, and (C) is part of an issue of municipal debt obligations of at least $5,000,000, except for municipal debt obligations rated below A by Moody's, in which case the minimum issue size is $10,000,000;

                  (xi)        Structured Notes and rated TRACERs; and TRAINS;

                  (xii)       Financial contracts, as such term is defined in
                  Section 3(c)(2)(B)(ii) of the 1940 Act, not otherwise provided for in this definition but only upon receipt by the Trust of a letter from Moody's specifying any conditions on including such financial contract in Moody's Eligible Assets and assuring the Trust that including such financial contract in the manner so specified would not affect the credit rating assigned by Moody's to the APS.

     Additionally, in order to merit consideration as a Moody's Eligible Asset, securities should be issued by entities which:

                  -        Have not filed for bankruptcy with the past year

                  - Are current on all principle and interest in their fixed income obligations

                  -        Are current on all preferred stock dividends

                  - Possess a current, unqualified auditor's report without qualified, explanatory language.

         The table below establishes maximum limits for inclusion of corporate bonds and preferred stocks except convertibles and common stocks as Moody's Eligible Assets prior to applying Moody's Discount Factors to eligible securities:

                                 Maximum Single          Maximum Single           Minimum Issue Size
Ratings(1)                        Issuer(2,3)             Industry(3,4)           ($ in million) (5)
----------                       --------------         ---------------           ------------------
Aaa                                  100%                  100%                       $100
Aa                                    20                    60                         100
A                                     10                    40                         100
Baa, Com. St.                          6                    20                         100
Ba                                     4                    12                          50(6)
B1-B2                                  3                     8                          50(6)
B3 or below                            2                     5                          50(6)

------------

(1) Refers to the preferred stock and senior debt rating of the portfolio holding.

(2) Companies subject to common ownership of 25% or more are considered as one issuer.

(3) Percentages represent a portion of the aggregate Market Value of the portfolio.

(4) Industries are determined according to Moody's Industry Classifications, as defined herein.

(5) Except for preferred stock, which has a minimum issue size of $50 million.

(6) Portfolio holdings from issues ranging from $50 million to $100 million and are limited to 20% of the Trust's total assets.

         Where the Trust sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Trust is required to pay upon repurchase of such asset will count as a liability for the purposes of the Preferred Shares Basic Maintenance Amount. Where the Trust purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Trust thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Moody's Eligible Asset. For the purposes of calculation of Moody's Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such portfolio securities.

         Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it (i) has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of Preferred Shares Basic Maintenance Amount or to the extent it is subject to any Liens, except for (A) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Trust will not affect the status of such asset as a Moody's Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Trust by its investment manager or portfolio manager, the Trust's custodian, transfer agent or registrar or the Auction Agent and (D) Liens arising by virtue of any repurchase agreement, or (ii) has been segregated against obligations of the Fund in connection with an outstanding derivative transaction.

         (bbb)    "Moody's Hedging Transactions" has the meaning set forth in
         Section 8.8.

         (ccc) "Moody's Industry Classification" means, for the purposes of determining Moody's Eligible Assets, each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the APS):

         1. Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

         2. Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

         3. Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

         4. Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn

                  Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

         5. Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

         6. Chemicals, Plastics and Rubber: Chemicals (non-agricultural), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating Containers

         7.       Packaging and Glass: Glass, Fiberglass, Containers made of:
                  Glass, Metal, Paper, Plastic, Wood or Fiberglass

         8.       Personal and Non-Durable Consumer Products (Manufacturing
                  Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

         9.       Diversified/Conglomerate Manufacturing

         10.      Diversified/Conglomerate Service

         11.      Diversified Natural Resources, Precious Metals and Minerals:
                  Fabricating, Distribution

         12. Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal

         13. Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

         14.      Finance: Investment Brokerage, Leasing, Syndication,
                  Securities

         15. Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers

         16.      Grocery: Grocery Stores, Convenience Food Stores

         17. Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

         18.      Home and Office Furnishings, Housewares, and Durable Consumer
                  Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges

         19.      Hotels, Motels, Inns and Gaming

         20.      Insurance: Life, Property and Casualty, Broker, Agent, Surety

         21. Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution

         22.      Machinery (Non-Agricultural, Non-Construction,
                  Non-Electronic): Industrial, Machine Tools, Steam Generators

         23. Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing

         24. Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling

         25. Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable Broadcasting Equipment

         26. Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

         27. Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom

         28. Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular

         29. Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes

         30.      Personal Transportation: Air, Bus, Rail, Car Rental

         31.      Utilities: Electric, Water, Hydro Power, Gas

         32. Diversified Sovereigns: Semi-sovereigns, Canadian Provinces, Supra-national Agencies

         The Trust will use its discretion in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Trust considers necessary.

         (ddd) "NASDAQ System" means the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc.

         (eee) "NRSRO" means any nationally recognized statistical rating organization.

         (fff) "Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

         (ggg) "Non-Payment Period Rate" means 300% of the applicable `AA' Financial Composite Commercial Paper Rate, provided that the Board of Trustees shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Trustees determines and Moody's (or any Substitute Rating Agency in lieu of Moody's in the event Moody's shall not rate the APS) advises the Trust in writing that such adjustment, modification, alteration or change will not adversely affect its then current ratings on the APS.

         (hhh)    "Notice of Redemption" has the meaning specified in Section
         8.6(c).

         (iii) "Notice of Special Rate Period" means any notice with respect to a Special Rate Period of APS pursuant to Sections 8.4(c).

         (jjj) "Optional Redemption Price" means $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus any applicable redemption premium attributable to the designation of a Premium Call Period.

         (kkk)    "Order" and "Orders" have the respective meanings specified in
         Section 8.9(a)(i)(C).

         (lll) "Outstanding" means, as of any date (i) with respect to APS, APS theretofore issued by the Trust except, without duplication, (A) any APS theretofore canceled or delivered to the Auction Agent for cancellation, or redeemed by the Trust, or as to which a Notice of Redemption shall have been given and Deposit Securities shall have been deposited in trust or segregated by the Trust pursuant to Section 8.6(g) and (B) any APS as to which the Trust or any Affiliate (other than an Affiliate that is a Broker-Dealer) thereof shall be a Beneficial Owner, provided that APS held by an Affiliate shall be deemed outstanding for purposes of calculating the Preferred Shares Basic Maintenance Amount and (ii) with respect to other preferred shares of beneficial interest of the Trust, the meaning equivalent to that for APS as set forth in clause (i).

         (mmm) "Person" means and includes an individual, a partnership, a trust, an unincorporated association, a joint venture or other entity or government agency or political subdivision thereof.

         (nnn) "Potential Beneficial Owner" means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of APS but that wishes to purchase such shares, or that is a Beneficial Owner that wishes to purchase additional APS.

         (ooo) "Potential Holder" means any Broker-Dealer or any such other Person as may be permitted by the Trust, including any Existing Holder, who may be interested in acquiring APS (or, in the case of an Existing Holder, additional APS).

         (ppp) "Preferred Shares Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal (i) to 130% of the sum of
         (A) the product of the number of APS outstanding on such date multiplied by $25,000 (plus the product of the number of shares of any other series of preferred shares outstanding on such date multiplied by the liquidation preference of such shares), plus any redemption premium applicable to the APS (or other preferred shares) then subject to redemption; (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for each series of APS outstanding that follow such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other outstanding preferred shares to, but not including, the first respective dividend payment dates for such other shares that follow such Valuation Date); (C) the aggregate amount of dividends that would accumulate on shares of each series of the APS outstanding from such first respective Dividend Payment Date therefor through the 42nd day after such Valuation Date, at the Maximum Applicable Rate (calculated as if such Valuation Date were the Auction Date for the Rate Period commencing on such Dividend Payment Date) for a Minimum Rate Period of shares of such series to commence on such Dividend Payment Date, assuming, solely for purposes of the foregoing, that if on such Valuation Date the Trust shall have delivered a Notice of Special Rate Period to the Auction Agent pursuant to Section 8.4(c) with respect to shares of such series, such Maximum Applicable Rate shall be the Maximum Applicable Rate for the Special Rate

         Period of shares of such series to commence on such Dividend Payment Date (except that (1) if such Valuation Date occurs at a time when a Failure to Deposit (or, in the case of preferred shares other than the APS, a failure similar to a Failure to Deposit) has occurred that has not been cured, the dividend for purposes of calculation would accumulate at the current dividend rate then applicable to the shares in respect of which such failure has occurred and (2) for those days during the period described in this subparagraph (C) in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect (or, in the case of preferred shares other than the APS, in respect of which the dividend rate or rates in effect immediately prior to such respective dividend payment dates will remain in effect), the dividend for purposes of calculation would accumulate at such Applicable Rate (or other rate or rates, as the case may be) in respect of those days); (D) the amount of anticipated expenses of the Trust for the 42 days subsequent to such Valuation Date; (E) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(D) (including, without limitation, any payables for portfolio securities of the Trust purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less (ii) the value (i.e., the face value of cash, short-term securities rated MIG-1, VMIG-1, or P-1, and short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of (i)(A) through (i)(E) become payable, otherwise the Discounted Value) of any of the Trust's assets irrevocably deposited by the Trust for the payment of any of (i)(A) through (i)(E).

         (qqq) "Preferred Shares Basic Maintenance Cure Date," with respect to the failure by the Trust to satisfy the Preferred Shares Basic Maintenance Amount (as required by Section 8.3) as of a given Valuation Date, means the sixth Business Day following such Valuation Date.

         (rrr) "Preferred Shares Basic Maintenance Report" means a report by any of the President, Treasurer, any Vice President or any Assistant Treasurer of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the Preferred Shares Basic Maintenance Amount.

         (sss) "Preferred Shares Paying Agent" means Deutsche Bank Trust Company Americas unless and until another bank or trust company has been appointed as Preferred Shares Paying Agent by a resolution of the Board of Trustees and thereafter such substitute bank or trust company.

         (ttt) "Premium Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

         (uuu) "Pricing Service" means any pricing service designated by the Board of Trustees of the Trust and approved by Moody's, for purposes of determining whether the Trust has Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount.

         (vvv) "Rate Period" means, with respect to shares of a series of APS, the Initial Rate Period of such Series and any Subsequent Rate Period, including any Special Rate Period, of such Series.

         (www) "Reference Rate" means (i) with respect to a seven-day Dividend Period or a Short Term Dividend Period having fewer than 183 days, the applicable "AA" Financial Composite Commercial Paper Rate,
         (ii) with respect to any Short Term Dividend Period having 183 or more but fewer than 364 days, the applicable U.S. Treasury Bill Rate and
         (iii) with respect to any Long Term Dividend Period, the applicable U.S. Treasury Note Rate.

         (xxx) "Response" has the meaning set forth in Section 8.4(c) of these By-laws.

         (yyy) "Rating Agency," on any date of determination, means (i) Moody's if Moody's is then rating the APS, or (ii) if Moody's is then not rating the APS, any NRSRO rating the APS at the request of the Trust. In the event that Moody's is not rating the APS, any reference to a rating by Moody's in this Article VIII shall be deemed to be a reference to the equivalent rating by such substitute NRSRO.

         (zzz)    "Redemption Price" has the meaning set forth in Section 8.6.

         (aaaa) "Rule 144A Securities" means securities which are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Trust.

         (bbbb) "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors.

         (cccc) "Securities Act" means the Securities Act of 1933, as amended from time to time.

         (dddd) "Securities Depository" means The Depository Trust Company and its successors and assigns or the successor depository selected by the Trust as securities depository for the APS that agrees to follow the procedures required to be followed by such securities depository in connection with the APS.

         (eeee) "Sell Order" and "Sell Orders" have the respective meanings specified in Section 8.9(a)(i)(C).

         (ffff) "Share Books" means the Share transfer books of the Trust maintained by the Preferred Shares Paying Agent with respect to the Preferred Shares.

         (gggg) "Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days, evenly divisible by seven and not fewer than fourteen nor more than 364.

         (hhhh) "Short Term Money Market Instruments" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Trust, the remaining term to maturity thereof is not in excess of 180 days (or 270 days for instruments rated at least Aaa for purposes of determining Moody's Eligible Assets):

                  (i) commercial paper rated either F1 by Fitch or A-1 by S&P if such commercial paper matures in 30 days or P-1 by Moody's and either F1+ by Fitch or A-1+ by S&P if such commercial paper matures in over 30 days;

                  (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

                  (iii)       overnight funds;

                  (iv)        U.S. Government Securities; and

                  (v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company that have (1) credit ratings on each Valuation Date of at least P-1 from Moody's and either F1+ from Fitch or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each Valuation Date of at least Aa3 from Moody's and either AA- from Fitch or AA- from S&P, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Trust, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch and S&P shall be at least A2, A and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system,
                  (2) the certificates of deposit, if any, of such depository institution or trust company are not rated on any Valuation Date below P-1 by Moody's, F1+ by Fitch or A-1+ by S&P and there is no long-term rating, and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Trust); and provided further, that the interest receivable by the Trust shall not be subject to any withholding or similar taxes.

         (iiii) "Special Rate Period," with respect to shares of a series of APS, has the meaning specified in Section 8.4(c).

         (jjjj) "Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or both of (i) a period (a "Non-Call Period") determined by the Trust, after consultation with the Auction Agent and the Broker-Dealers, during which the APS subject to such Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Trust, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the APS subject to such Dividend Period shall be redeemable at the Trust's option at a price per share equal to $25,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $25,000, as determined by the Trust after consultation with the Auction Agent and the Broker-Dealers.

         (kkkk) "Structured Notes" means privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset or market (an "embedded index"), such as selected securities or an index of securities, or the differential performance of two assets or markets, such as indices reflecting bonds.

         (llll) "Submission Deadline" means 1:30 P.M., New York city time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

         (mmmm) "Submitted Bid" And "Submitted Bids" have the respective meanings specified in Section 8.9(c)(i).

         (nnnn) "Submitted Hold Order" and "Submitted Hold Orders" have the respective meanings specified in Section 8.9(c)(i).

         (oooo) "Submitted Order" and "Submitted Orders" have the respective meanings specified in Section 8.9(c)(i).

         (pppp) "Subsequent Rate Period," means, with respect to shares of a series of APS, the period from and including the first day following the Initial Rate Period of shares of such series to but excluding the next Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series; provided, however, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on the last day of the last Dividend Period thereof.

         (qqqq) "Substitute Rating Agency" means a Rating Agency selected by the Trust to act as the substitute Rating Agency to determine the credit ratings of the APS.

         (rrrr)   "Treasury Bonds" means U.S. Treasury Bonds or notes.

         (ssss) "U.S. Treasury Bill Rate" on any date means (i) the Interest Equivalent of the rate on the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Bill Rate on such date. For purposes of determining the "U.S. Treasury Bill Rate" the "Alternate Treasury Bill Rate" on any date means the Interest Equivalent of the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such ate, obtained from at least three recognized primary U. S. Government securities dealers selected by the Auction Agent.

         (tttt) "U.S. Treasury Note Rate" on any date means (i) the yield as calculated by reference to the bid price quotation of the actively treaded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U. S Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. For purposes of determining the U.S. Treasury Note rate, the "Alternate Treasury Note Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

         (uuuu) "U.S. Treasury Securities" means obligations issued by the United States of America which are not zero coupon securities (other than Treasury bills), except that, for purposes of determining Eligible Assets, such obligations must be direct obligations of the United States Government (not including zero coupon securities).

         (vvvv) "Valuation Date" means, for purposes of determining whether the Trust is maintaining the Preferred Shares Basic Maintenance Amount, the last Business Day of each week commencing with the Date of Original Issue or such other date as agreed to by the Rating Agency.

         (wwww) "Winning Bid Rate" has the meaning specified in Section 8.9(c)(i)(C).

         All references in these By-Laws to securities ratings by Standard & Poor's or Moody's shall, unless otherwise indicated, include all securities within such rating categories (i.e. (+), (-) or without either modifier for Standard & Poor's or a numerical modifier for Moody's).

         Section 8.3. Investment Company Act Preferred Share Asset Coverage and Preferred Shares Basic Maintenance Amount Coverage.

         (a) The Trust shall maintain, as of the last Business Day of each month in which any APS are Outstanding, the Investment Company Act Preferred Share Asset Coverage.

         (b) So long as APS are Outstanding, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount (if Moody's is then rating the APS).

         (c) On or before 5:00 P.M., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the Preferred Shares Basic Maintenance Amount, and on the third Business Day after the Preferred Shares Basic Maintenance Cure Date with respect to such Valuation Date, the Trust shall complete and deliver to the Independent Accountant and the Auction Agent a Preferred Shares Basic Maintenance Report as of the date of such failure or such Preferred Shares Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Auction Agent for delivery on the next Business Day the full Preferred Shares Basic Maintenance Report. The Trust shall also deliver a Preferred Shares Basic Maintenance Report to (i) the Auction Agent as of the last Valuation Date of each calendar month (or, if such day is not a Business Day, the immediately prior Business Day) and (ii) the Independent Accountant as of the last Valuation Date of each calendar month (or, if such day is not a Business Day, the immediately prior Business Day), in each case on or before the third Business Day after such day. A failure by the Trust to deliver a Preferred Shares Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Preferred Shares Basic Maintenance Report indicating the Discounted Value for all assets of the Trust is less than the Preferred Shares Basic Maintenance Amount, as of the relevant Valuation Date.

         (d) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph
         (c) of this Section 8.3 relating to each Annual Valuation Date, the Trust shall cause the Independent Accountant to confirm in writing to Moody's (if Moody's is then rating the APS) and the Auction Agent (i) the mathematical accuracy of the calculations reflected in such Preferred Shares Basic Maintenance Report (and in any other Preferred Shares Basic Maintenance Report, randomly selected by the Independent Accountant, that was prepared by the Trust during the quarter ending on such Annual Valuation Date), (ii) that, in such Preferred Shares Basic Maintenance Report (and in such randomly selected Preferred Shares Basic Maintenance Report), the Trust correctly determined in accordance with these By-Laws the assets of the Trust which constitute Moody's Eligible Assets (if Moody's is then rating the APS), (iii) that, in such Preferred Shares Basic Maintenance Report (and in such randomly selected Preferred Shares Basic Maintenance Report), the Trust determined whether the Trust had, at such Annual Valuation Date (and at the Valuation Date addressed in such randomly selected Report) in accordance with these By-Laws, Moody's Eligible Assets of an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount, (iv) with respect to the S&P ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such

         Report, that the Independent Accountant has requested that S&P verify such information with respect to a sample of portfolio securities the number of which is agreed upon by the Rating Agency and the Independent Accountant shall provide a listing in its letter of any differences,
         (v) with respect to the Moody's ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such Preferred Shares Basic Maintenance Report, that such information has been verified by Moody's (in the event such information is not verified by Moody's, the Independent Accountant will inquire of Moody's what such information is, and provide a listing in its letter of any differences) and (vi) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Trust's assets to the Trust for purposes of valuing securities in the Trust's portfolio, the Independent Accountant has traced the price used in such Preferred Shares Basic Maintenance Report to the bid or mean price listed in such Preferred Shares Basic Maintenance Report as provided to the Trust and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) (such confirmation is herein called the "Auditor's Confirmation").

         (e) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph
         (c) of this Section 8.3 relating to any Valuation Date on which the Trust failed to satisfy the Preferred Shares Basic Maintenance Amount, and relating to the Preferred Shares Basic Maintenance Cure Date with respect to such failure to satisfy the Preferred Shares Basic Maintenance Amount, the Trust shall cause the Independent Accountant to provide to Moody's (if Moody's is then rating the APS) and the Auction Agent an Auditor's Confirmation as to such Preferred Shares Basic Maintenance Report.

         (f)      If any Auditor's Confirmation delivered pursuant to paragraph
         (d) or (e) of this Section 8.3 shows that an error was made in the Preferred Shares Basic Maintenance Report for a particular Valuation Date for which such Auditor's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Moody's Eligible Assets (if Moody's is then rating the APS) of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the Preferred Shares Basic Maintenance Report to Moody's (if Moody's is then rating the APS) and the Auction Agent promptly following receipt by the Trust of such Auditor's Confirmation.

         (g) On or before 5:00 p.m., New York City time, on the fifth Business Day after the Date of Original Issue of any APS, the Trust shall complete and deliver to Moody's (if Moody's is then rating the APS) a Preferred Shares Basic Maintenance Report as of the close of business on such Date of Original Issue.

         (h) On or before 5:00 p.m., New York City time, on the third Business Day after either (i) the Trust shall have redeemed Common Shares or (ii) on any Valuation Date, the Discounted Value of Moody's Eligible Assets is less than or equal to the Preferred Shares Basic Maintenance Amount, or (iii) whenever requested by Moody's, the Trust shall complete and deliver to Moody's (if Moody's is then rating the APS) a Preferred Shares Basic Maintenance Report as of the date of such event.

         Section 8.4. Dividends.

         (a)      GENERAL.

                  (i) Ranking. The shares of a series of the APS shall rank on a parity with each other, with shares of any other series of the APS and with shares of any other series of preferred shares that is not designated as junior to the APS as to the payment of dividends by the Trust.

                  (ii) Cumulative Cash Dividends. The Holders of any series of APS shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with the Declaration of Trust, these By-Laws and applicable law, cumulative cash dividends at the Applicable Rate for shares of such series, determined as set forth in Section 8.4(b), and no more, payable on the Dividend Payment Dates with respect to shares of such series determined pursuant to paragraph (b) of this
                  Section 8.4. Holders of APS shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on APS. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on APS which may be in arrears, and, except to the extent set forth in Section 8.4(b)(ii), no additional sum of money shall be payable in respect of any such arrearage.

                  (iii) Dividends Cumulative From Date of Original Issue. Dividends on any series of APS shall accumulate at the Applicable Rate for shares of such series from the Date of Original Issue thereof.

                  (iv)        Dividend Payment Dates and Adjustment Thereof.

                  (A) The Dividend Payment Dates with respect the APS, for the Initial Rate Period, shall be on as set forth in the following table:

 SERIES                               INITIAL DIVIDEND PAYMENT DATE
-------------------------------------------------------------------
Series A                                     [       ], 2003
-------------------------------------------------------------------
Series B                                     [       ], 2003
-------------------------------------------------------------------

                  (B) The Dividend Payment Date for any Subsequent Rate Period shall be (i) with respect to any Dividend Period of seven days and any Short Term Dividend Period of 35 or fewer days, on the Business Day next succeeding the last day of such Subsequent Rate Period, and (ii) with respect to any Short Term Dividend Period of more than 35 days and with respect to any Long Term Dividend Period, monthly on the first Business Day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and on the Business Day next succeeding the last day of such Subsequent Rate Period (each such date referred to in clause (i) or (ii) being herein referred to as a Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to such exceptions, will occur on the next following originally scheduled date; and

                  (C) Notwithstanding the foregoing, the Trust in its discretion may establish the Dividend Payment Dates other than as provided in Section 8.4(a)(iv) in respect of any Special Rate Period of shares of a series of APS consisting of more than seven Rate Period days; provided, however, that such dates shall be set forth in the Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Auction Agent, which Notice of Special Rate Period shall be filed with the Secretary of the Trust; and further provided that (1) any such Dividend Payment Date shall be a Business Day and (2) the last Dividend Payment Date in respect of such Special Rate Period shall be the Business Day immediately following the last day thereof.

                  (D) The Dividend Payment Dates for any series of APS subsequently established by the Trust shall be as set forth in resolutions of the Board of Trustees establishing such series.

         (b)      DIVIDEND RATES AND CALCULATIONS OF DIVIDENDS.

                  (i) Dividend Rates. The dividend rate on the APS during the period from and after the Date of Original Issue of shares of such series to and including the last day of the Initial Rate Period of shares of such series shall be equal to the rate per annum set forth below:

 SERIES                        INITIAL DIVIDEND RATE
 ------                        ---------------------
Series A                              [  ]%

Series B                              [  ]%

                  The initial dividend rate on any series of APS subsequently established by the Trust shall be the rate set forth in or determined in accordance with the resolutions of the Board of Trustees establishing such series.

                  (ii) For each Subsequent Rate Period of shares of such series thereafter, the dividend rate on shares of such series shall be equal to the rate per annum that results from an Auction for shares of such series on the Auction Date immediately preceding such Subsequent Rate Period; provided, however, that if:

                         (A) an Auction for any such Subsequent Rate Period is not held for any reason other than as described below, the dividend rate on shares of such series for such Subsequent Rate Period will be the Maximum Applicable Rate for shares of such series on the Auction Date therefor;

                         (B) any Failure to Deposit shall have occurred with respect to shares of such series during any Rate Period thereof, but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with Section 8.4(b)(iv) and the Trust shall have paid to the Auction Agent a late charge ("Late Charge") equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period of the shares of such series, an amount computed by multiplying (X) 300% of the `AA' Financial Composite Commercial Paper Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (Y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with Section 8.4(b)(iv) (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the shares, if any, of such series for which Notice of Redemption has been mailed by the Trust pursuant to
                         Section 8.6(c), an amount computed by multiplying (x) 300% of the `AA' Financial Composite Commercial Paper Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with Section 8.4(b)(iv) (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series to be redeemed, no Auction will be held in respect of shares of such series for the Subsequent Rate Period thereof and the dividend rate for shares of such series for such Subsequent Rate Period will be the Maximum Applicable Rate for shares of such series on the Auction Date for such Subsequent Rate Period; and

                         (C) any Failure to Deposit shall have occurred with respect to shares of such series during any Rate Period thereof, and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with Section 8.4(b)(iv) or the Trust shall not have paid the applicable Late Charge to the Auction Agent, no Auction will be held in respect of shares of such series for the first

                         Subsequent Rate Period thereof thereafter (or for any Rate Period thereof thereafter to and including the Rate Period during which (1) such Failure to Deposit is cured in accordance with Section 8.4(b)(iv) and
                         (2) the Trust pays the applicable Late Charge to the Auction Agent (the condition set forth in this clause
                         (2) to apply only in the event Moody's is rating such shares at the time the Trust cures such Failure to Deposit), in each case no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Non-Payment Period Rate for shares of such series on the Auction Date for such Subsequent Rate Period.

                  (iii) Calculation of Dividends. The amount of dividends per share payable on shares of a series of APS on any date on which dividends shall be payable on shares of such series shall be computed by multiplying the Applicable Rate for shares of such series in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 365 if such Dividend Period consists of seven Rate Period days or is a Short Term Dividend Period and 360 for any Long Term Dividend Period, and applying the rate obtained against $25,000. The amount so obtained shall be rounded to the nearest cent.

                  (iv) Curing a Failure to Deposit. A Failure to Deposit with respect to shares of a series of APS shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Trust to make the required payment to the Auction Agent) with respect to any Rate Period of shares of such series if, within the respective time periods described in Section 8.4(b)(ii), the Trust shall have paid to the Auction Agent (A) all accumulated and unpaid dividends on shares of such series and (B) without duplication, the Redemption Price for shares, if any, of such series for which Notice of Redemption has been mailed by the Trust pursuant to
                  Section 8.6(c); provided, however, that the foregoing clause
                  (B) shall not apply to the Trust's failure to pay the Redemption Price in respect of APS when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

                  (v) Dividend Payments by Trust to Auction Agent. The Trust shall pay to the Auction Agent, not later than 12:00 Noon, New York City time, on the Business Day next preceding each Dividend Payment Date for shares of a series of APS, an aggregate amount of funds available on the next Business Day in the City of New York, New York, equal to the dividends to be paid to all Holders of shares of such series on such Dividend Payment Date.

                  (vi) Auction Agent as Trustee of Dividend Payments by Trust. All moneys paid to the Auction Agent for the payment of dividends (or for the payment of any Late Charge) shall be held in trust for the payment of such dividends (and any such Late Charge) by the Auction Agent for the benefit of the Holders specified in Section 8.4(a)(vi). Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of dividends (and any such Late Charge) will, to the extent permitted by law, be repaid to the Trust at the end of 90 days from the date on which such moneys were so to have been applied.

                  (vii) Dividends Paid to Holders. Each dividend on APS shall be paid on the Dividend Payment Date therefor to the Holders thereof as their names appear on the record books of the Trust on the Business Day next preceding such Dividend Payment Date.

                  (viii) Dividends Credited Against Earliest Accumulated but Unpaid Dividends. Any dividend payment made on APS shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Trust on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

         (c)      DESIGNATION OF SPECIAL RATE PERIODS.

                  (i) The Trust, at its option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, may request that the next succeeding Dividend Period for any series of APS will be a number of days (other than seven days) evenly divisible by seven, and not fewer than fourteen nor more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Trust may not give a Request for Special Dividend Period (and any such request will be null and void) unless, for any Auction occurring after the initial Auction, Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends and any amounts due with respect to redemptions have been paid in full, and provided further that the Trust may not request a Special Dividend Period that is a Long Term Dividend Period unless the Trust shall have received written confirmation from Moody's (or any Substitute Rating Agency) that the Trust's election of the proposed Long Term Dividend Period would not impair the rating then assigned by Moody's (or any Substitute Rating Agency) of the applicable series of APS. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the second Business Day but not more than seven Business Days prior to an Auction Date for the APS of that series and, in the case of a Long Term Dividend Period, shall be given on or prior to the second Business Day but not more than 28 days prior to an Auction Date for the APS of that series. Upon receiving such Request for Special Dividend Period, the Broker-Dealers jointly shall determine the Optional Redemption Price of the APS of that series during such Special Dividend Period and the Specific Redemption Provisions and shall give the Trust and the Auction Agent written notice (a "Response") of such determination by no later than the second Business Day prior to such Auction date. In making such determination, the Broker-Dealers will consider
                  (i) existing short-term and long-term market rates and indices of such short-term and long-term rates, (ii) existing market supply and demand for short-term and long-term securities,
                  (iii) existing yield curves for short-term and long-term securities comparable to the APS, (iv) industry and financial conditions which may affect the APS of that series, (v) the investment objectives of the Trust and (vi) the Dividend Periods and dividend rates at which current and potential beneficial holders of the APS would remain or become beneficial holders.

                  (ii) After providing the Request for Special Dividend Period to the Auction Agent and each Broker-Dealer as set forth above, the Trust, by no later than the second Business Day prior to such Auction Date, may give a notice (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository, each Broker-Dealer and the Rating Agency which notice will specify the duration of the Special Dividend Period. The Trust will not give a Notice of Special Dividend Period and, if such Notice of Special Dividend Period was given already, will give telephonic and written notice of its revocation (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, the Securities Depository and the Rating Agency on or prior to the Business Day prior to the relevant Auction Date if (x) either the Investment Company Act Preferred Shares Asset Coverage or the Preferred Shares Basic Maintenance Amount is not satisfied, on each of the two Business Days immediately preceding the Business Day prior to the relevant Auction Date or (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on the third Business Day preceding the Auction Date immediately preceding such Dividend Payment Date. The Trust also shall provide a copy of such Notice of Special Dividend Period to the Rating Agency. If the Trust is prohibited from giving a Notice of Special Dividend Period as a result of the factors enumerated in clause (x) or (y) above or if the Trust gives a Notice of Revocation with respect to a Notice of Special Dividend Period, the next succeeding Dividend Period for that series of APS will be a seven day Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in an Auction, or if an Auction is not held for any reason, the next succeeding Dividend Period will be a seven day Dividend Period, and the Trust may not again give a Notice of Special Dividend Period (and any such attempted notice will be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a seven day Dividend Period.

         (d)      RESTRICTIONS ON DIVIDENDS.

                  (i) Dividends on Shares Other Than the APS. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Trust ranking, as to the payment of dividends, on a parity with the APS for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each series of the APS through its most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each series of the APS through its most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Trust ranking on a parity as to the payment of dividends with the APS through their most recent respective dividend payment dates, all dividends declared upon the APS and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with APS shall be declared pro rata so that the amount of dividends declared per share on APS and such other class or series of shares of beneficial interest shall in all cases bear to each other the same ratio that accumulated dividends per share on the Trust and such other class or series of shares of beneficial interest bear to each other (for purposes of this sentence, the amount of dividends declared per share of APS shall be based on the Applicable Rate for such share for the Dividend Periods during which dividends were not paid in full).

                  (ii) Dividends and Other Distributions with Respect to Common Shares Under the Investment Company Act. The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the APS have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the Investment Company Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are shares or stock of a closed- end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

                  (iii) Other Restrictions on Dividends and Other Distributions. For so long as any APS are outstanding, and except as set forth in Section 8.4(d) and Section 8.6(b), (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Trust ranking junior to or on a parity with the APS as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Trust ranking junior to or on a parity with APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on shares of each series of APS through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (ii) the Trust has redeemed the full number of APS required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Trust ranking junior to APS as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the APS) would at least equal the Preferred Shares Basic Maintenance Amount.

         Section 8.5. Liquidation Rights.

         (a) The shares of a series of APS shall rank on a parity with each other, with shares of any other series of preferred shares not designated as junior to the APS and with shares of any other series of APS as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust. Upon the liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, Holders shall be entitled to receive, out of the assets of the Trust available for distribution to Shareholders after satisfying claims of creditors but before any payment or distribution to the holders of the Common Shares or on any other class of Shares ranking junior to the shares of each series of APS upon liquidation, a liquidation distribution in the amount of $25,000 per share of each series of APS plus an amount equal to accumulated and unpaid dividends on each shares of such series (whether or not earned or declared) to the date of such distribution. Unless and until payment in full has been made to the Holders of the liquidation distributions to which they are entitled as provided in this Section 8.5, no dividends or distributions will be made to holders of the Common Shares or any other Shares junior to or on parity with the APS on liquidation, and no purchase, redemption or other acquisition for any consideration by the Trust will be made in respect of the Common Shares or any other Shares ranking junior to or on parity with the APS upon liquidation. After the payment to Holders of the full amount of the liquidation distributions to which they are entitled pursuant to the first sentence of this Section 8.5(a), Holders (in their capacity as such Holders) shall have no right or claim to any of the remaining assets of the Trust.

         (b) Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all of the property and assets of the Trust, nor the merger or consolidation of the Trust into or with any other corporation, association, trust or other organization, nor the merger or consolidation of any other corporation, association, trust or other organization into or with the Trust, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 8.5.

         (c) If the assets of the Trust available for distribution to the Holders upon the dissolution, liquidation or winding up of the Trust, whether voluntary or involuntary, shall be insufficient to pay the full amount of the liquidation distributions to which the Holders are entitled pursuant to Section 8.5(a) above, then such assets shall be distributed among the Holders, together with the holders of any other class or series of preferred shares ranking on parity with the APS, ratably in proportion to the full amount of distribution to which each Holder would have been entitled under such Section 8.5(a).

         Section 8.6. Redemption.


         The shares of each series of APS shall be redeemable by the Trust as provided below:

         (a)      OPTIONAL REDEMPTION.

                  (i) Except to the extent prohibited by Massachusetts law or the Investment Company Act, the Trust, at its option, may without the consent of the Holders of the APS, redeem APS, in whole or in part, on the Business Day after the last day of a Dividend Period upon not less than 15 calendar days' and not more than 40 calendar days' prior notice; provided that no share of APS may be redeemed at the option of the Trust during
                  (A) the Initial Dividend Period with respect to a series of shares or (B) a Non-Call Period to which such share is subject. Except with respect to a Call Premium Period, the optional redemption price per share will be $25,000 per share, plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption.

                  (ii) If fewer than all of the outstanding shares of a series of APS are to be redeemed pursuant to subparagraph (i) of this Section 8.6(a), the number of shares of such series to be redeemed shall be determined by the Board of Trustees, and such shares shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

                  (iii) The Trust may not on any date mail a Notice of Redemption pursuant to Section 8.6(c) in respect of a redemption contemplated to be effected pursuant to this
                  Section 8.6(a) unless on such date (A) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of APS by reason of the redemption of such shares on such redemption date, and (B) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the APS) at least equals the Preferred Shares Basic Maintenance Amount, and would at least equal the Preferred Shares Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. For purposes of determining in clause (B) of the preceding sentence whether the Discounted Value of Moody's Eligible Assets at least equals the Preferred Shares Basic Maintenance Amount, the Moody's Discount Factors applicable to Moody's Eligible Assets shall be determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Trust.

         (b) MANDATORY REDEMPTION. The Trust shall redeem, at a redemption price equal to $25,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed by the Board of Trustees for redemption, certain of the APS, if the Trust fails to have Moody's Eligible Assets with a Discounted Value greater than or equal to the Preferred Shares Basic Maintenance Amount or fails to maintain the Investment Company Act Preferred Share Asset Coverage, in accordance with the requirements of the rating agency or agencies then rating the APS, and such failure is not cured on or before the Preferred Shares Basic Maintenance Cure Date or the Investment Company Act Cure Date, as the case may be. The number of APS to be redeemed shall be equal to the lesser of (i) the minimum number of APS, together with all other preferred shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, would have resulted in the Trust's having Moody's Eligible Assets with a Discounted Value greater than or equal of the Preferred Shares Basic Maintenance Amount or maintaining the Investment Company Act Preferred Shares Asset Coverage, as the case may be, on such Cure Date (provided, however, that if there is no such minimum number of APS and other preferred shares the redemption or retirement of which would have had such result, all APS and other preferred shares then outstanding shall be redeemed), and (ii) the maximum number of APS, together with all other preferred shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration of Trust and applicable law. In determining the APS required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the requirement of the Trust's having Moody's Eligible Assets with a Discounted Value greater than or equal the Preferred Shares Basic Maintenance Amount or the Investment Company Act Preferred Share Asset Coverage, as the case may be, pro rata among APS and other preferred shares (and, then, pro rata among each series of APS) subject to redemption or retirement; provided that, shares of APS which may not be redeemed at the option of the Trust due to the designation of a Non-Call Period applicable to such shares (A) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and
         (B) will be selected for redemption in an ascending order of outstanding number of days in the Non-Call Period (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days in such Non-Call Period. The Trust shall effect such redemption on the date fixed by the Trust therefor, which date shall not be earlier than 20 days nor later than 40 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of the APS and other preferred shares which are subject to redemption or retirement or the Trust otherwise is unable to effect such redemption on or prior to 40 days after such Cure Date, the Trust shall redeem those APS and other preferred shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding shares of a series of APS are to be redeemed pursuant to this paragraph (b), the shares of such series to be redeemed shall be selected by lot or such other method that the Trust deems fair and equitable.

         (c) NOTICE OF REDEMPTION. If the Trust shall determine or be required to redeem shares of a series of APS pursuant to paragraph (a) or (b) of this Section 8.6, it shall mail a Notice of Redemption with respect to such redemption by first-class mail, postage prepaid, to each Holder of the shares of such series to be redeemed, at such Holder's address as the same appears on the record books of the Trust on the record date established by the Board of Trustees and to the Auction Agent. Such Notice of Redemption shall be so mailed not less than 15 nor more than 40 days prior to the date fixed for redemption. Each such Notice of Redemption shall state: (i) the redemption date;
         (ii) the number of APS to be redeemed and the series thereof; (iii) the CUSIP number for shares of such series; (iv) the Redemption Price; (v) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; (vii) that the Holders of any shares of a series of APS being so redeemed shall not participate in the Auction, if any, immediately preceding the redemption date; and (viii) the provisions of this
         Section 8.6 under which such redemption is made. If fewer than all shares of a series of APS held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares of such series to be redeemed from such Holder. The Trust may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to paragraph (a) of this Section
         8.6 that such redemption is subject to one or more conditions precedent and that the Trust shall not be required to effect such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         (d) NO REDEMPTION UNDER CERTAIN CIRCUMSTANCES. Notwithstanding the provisions of paragraphs (a) or (b) of this Section 8.6, if any dividends on shares of a series of APS (whether or not earned or declared) are in arrears, no shares of such series shall be redeemed unless all outstanding shares of such series are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire any shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of all outstanding shares of such series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all outstanding shares of such series.

         (e) ABSENCE OF TRUSTS AVAILABLE FOR REDEMPTION. To the extent that any redemption for which Notice of Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance with the Declaration of

         Trust or applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem APS shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit in trust with the Auction Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been mailed; provided, however, that the foregoing shall not apply in the case of the Trust's failure to deposit in trust with the Auction Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Trust may not have redeemed APS for which a Notice of Redemption has been mailed, dividends may be declared and paid on APS and shall include those APS for which a Notice of Redemption has been mailed.

         (f) AUCTION AGENT AS TRUSTEE OF REDEMPTION PAYMENTS BY THE TRUST. All moneys paid to the Auction Agent for payment of the Redemption Price of APS called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

         (g) SHARES FOR WHICH NOTICE OF REDEMPTION HAS BEEN GIVEN ARE NO LONGER OUTSTANDING. Provided a Notice of Redemption has been mailed pursuant to Section 8.6(c), upon the deposit with the Auction Agent (on the Business Day next preceding the date fixed for redemption thereby, in funds available on the next Business Day in The City of New York, New York) of funds sufficient to redeem the APS that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in Section 8.4(b)(ii). The Auction Agent shall pay the Redemption Price to the Holders of APS subject to redemption upon surrender of the certificates for the shares (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state) to be redeemed in accordance with the Notice of Redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Trust shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of (i) the aggregate Redemption Price of the APS called for redemption on such date and (ii) all other amounts to which Holders of APS called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of APS so called for redemption may look only to the Trust for payment of the Redemption Price and all other amounts to which they may be entitled.

         (h) COMPLIANCE WITH APPLICABLE LAW. In effecting any redemption pursuant to this Section 8.6, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the Investment Company Act and any applicable Massachusetts law, but shall effect no redemption except in accordance with the Investment Company Act and any applicable Massachusetts law.

         (i) ONLY WHOLE APS MAY BE REDEEMED. In the case of any redemption pursuant to this Section 8.6, only whole APS shall be redeemed, and in the event that any provision of the Declaration of Trust would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

         (j) MODIFICATION OF REDEMPTION PROCEDURES. Notwithstanding any of the foregoing provisions of this Section 8.6, the Trust may modify any or all of the requirements relating to the Notice of Redemption provided that (i) any such modification does not materially and adversely affect any Holder of the relevant series of APS, and (ii) the Trust receives written notice from Moody's (if Moody's is then rating the APS) that such modification would not impair the ratings assigned by Moody's to shares of APS.

         Section 8.7. Voting Rights.


         (a) GENERAL. Except as otherwise provided by law and as specified by this Section 8.7, the Holders of APS shall have equal voting rights with the holders of Common Shares and shall be entitled to one vote for each share of a series of APS on each matter submitted to a vote of the Shareholders of the Trust. For purposes of determining any right of the Holders to vote on any matter, whether such right is created by the Declaration of Trust or these By-Laws, or otherwise, no Holder shall be entitled to vote and no Share of a series of APS shall be deemed to be "outstanding" for the purpose of voting or determining the number of Shares required to constitute a quorum, if prior to or concurrently with the time of determination of Shares entitled to vote or Shares deemed outstanding for quorum purposes, as the case may be, sufficient funds for the redemption of such APS have been deposited in trust with the Preferred Shares Paying Agent for that purpose and the requisite Notice of Redemption with respect to such APS shall have been given as provided in Section 8.6(c) above.

         (b)      HOLDERS OF APS TO VOTE ON CERTAIN OTHER MATTERS.

                  (i) So long as any APS are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the APS outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class: (A) authorize, create or issue any class or series of shares ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, or authorize, create or issue additional shares of any series of APS (except that, notwithstanding the foregoing, the Board of Trustees, without the vote or consent of the Holders of APS, may from time to time authorize and create, and the Trust may from time to time issue, additional shares of any series of APS or classes or series of other preferred shares ranking on a parity with APS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, if the

                  Trust obtains written confirmation from Moody's (if Moody's is then rating the APS) or any Substitute Rating Agency (if any such Substitute Rating Agency is then rating the APS) that the issuance of a class or series would not impair the rating then assigned by such rating agency to the APS and the Trust continues to comply with Section 13 of the Investment Company Act, the Investment Company Act Preferred Share Asset Coverage and the Preferred Shares Basic Maintenance Amount requirements); or (B) amend, alter or repeal the provisions of the Declaration of Trust or the By-Laws, whether by merger, consolidation or otherwise, so as to adversely affect any preference, right or power of such APS or the Holders thereof; provided, however, that (x) none of the actions permitted by the exception to (A) above will be deemed to affect such preferences, rights or powers, (y) a division of APS will be deemed to affect such preferences, rights or powers only if the terms of such division adversely affect the Holders of APS and (z) the authorization, creation and issuance of classes or series of shares ranking junior to the APS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, will be deemed to affect such preferences, rights or powers only if Moody's is then rating the APS and such issuance would, at the time thereof, cause the Trust not to satisfy the Investment Company Act Preferred Share Asset Coverage or the Preferred Shares Basic Maintenance Amount. So long as any shares of the APS are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the APS outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not foresee becoming insolvent. If any action set forth above would adversely affect the rights of one or more series (the "Affected Series") of APS in a manner different from any other series of APS, the Trust will not approve any such action without the affirmative vote or consent of the Holders of at least a majority of the shares of each such Affected Series outstanding at the time, in person or by proxy, either in writing or at a meeting (each such Affected Series voting as a separate class).

                  (ii) Unless a higher percentage is provided for in the Declaration of Trust, (A) the affirmative vote of the Holders of at least a majority of the APS outstanding at the time, voting as a separate class, shall be required to approve any conversion of the Trust from a closed-end to an open-end investment company, (B) the affirmative vote of the Holders of at least a majority of the APS outstanding at the time, voting as a separate class, shall be required to amend the provisions of the Declaration of Trust, which provides for the classification of the Board of Trustees into three classes, and (C) the affirmative vote of the Holders of a "majority of the outstanding APS," voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the Investment Company Act) adversely affecting such shares. The affirmative vote of the holders of a "majority of the outstanding APS," voting as a separate class, shall be required to approve any action not described in the first sentence of this Section 8.7(b)(ii) requiring a vote of security holders of the Trust under section 13(a) of the Investment Company Act. For purposes of the foregoing, "majority of the outstanding APS" means (i) 67% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less. In the event a vote of Holders of APS is required pursuant to the provisions of section 13(a) of the Investment Company Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the APS) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Trust shall, not later than ten Business Days after the date on which such vote is taken, notify Moody's (if Moody's is then rating the APS) of the results of such vote.

         (c)      ELECTION OF TRUSTEES; RIGHT TO ELECT MAJORITY OF BOARD
                  TRUSTEES.

                  (i) The Holders of the APS and any other class of APS of the Trust that may be outstanding from time to time, voting separately as a single class, shall be entitled to elect two members of the Board of Trustees, and the holders of the Common Shares, voting separately as a single class, shall be entitled to elect the remaining members of the Board of Trustees. If at any time, however, dividends on any of the APS shall be unpaid in an amount equal to two full years' dividends (whether or not earned or declared) or the Holders of Preferred Shares, including the Auction Preferred Shares are otherwise entitled under the Investment Company Act to elect a majority of the Trustees, then the number of Trustees constituting the Board of Trustees shall automatically be increased by the smallest number such that, when added to the number of Trustees then constituting the Board of Trustees, the incumbent Trustees then elected solely by the Holders of the APS plus such additional Trustees shall constitute a majority of such increased number of Trustees; and at a special meeting of Shareholders, which shall be called and held as provided in Section 8.7(d), and at all subsequent meetings at which Trustees are to be elected, the Holders of the APS and holders of any other class of preferred shares of the Trust ranking on parity with the APS, by majority vote, voting separately as a single class (to the exclusion of the holders of all other series and classes of Shares of the Trust ranking junior to the APS), shall be entitled to elect such smallest number of additional Trustees of the Trust who will constitute a majority of the total number of Trustees of the Trust as so increased. The terms of office of the persons who are Trustees at the time of that election shall continue. If the Trust thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding APS for all past Dividend Periods, the voting rights stated in the preceding sentence shall cease, and the terms of office of all of the additional Trustees elected by the Holders of the APS and holders of any other class of preferred shares of the Trust ranking on parity with the APS (but not the terms of the two incumbent Trustees elected by the Holders of the APS and the remaining incumbent Trustees elected by the Common Shares) shall terminate automatically, subject to the revesting of the rights of the Holders of the APS as provided in the second sentence of this paragraph in the event of any subsequent arrearage in the payment of two full years' dividends on the APS

                  (ii) Any vacancy in the office of any Trustees elected by the Holders of the APS may be filled by the remaining Trustees (or Trustee) so elected or, if not so filled, by the Holders of the APS and any other class of preferred shares of the Trust ranking on parity with the APS, voting separately as a single class, at any meeting of Shareholders for the election of Trustees held thereafter. Any vacancy in the office of any Trustees elected by the holders of the Common Shares may be filled by the remaining Trustees (or Trustee) so elected or, if not so filled, by the Holders of the Common Shares, voting separately as a single class, at any meeting of Shareholders for the election of Trustees held thereafter. Unless as otherwise provided in the Declaration of Trust, a Trustee elected by the Holders of the APS and any other class of preferred shares of the Trust ranking on parity with the APS may be removed with or without cause, but only by action taken by the Holders of at least a majority of the outstanding APS and any other class of preferred shares of the Trust ranking on parity with the APS. Unless as otherwise provided in the Declaration of Trust, a Trustee elected by the holders of the Common Shares may be removed but only for cause by action taken by the holders of at least 75% of the outstanding Common Shares; provided, however, that if such termination is recommended by two-thirds of the total number of Trustees then in office elected by the holders of the Common Shares, the vote of the holders of at least a majority of the Common Shares then outstanding shall be sufficient authorization.

         (d)      VOTING PROCEDURES.

         As soon as practicable after the accrual of any right of the Holders to elect Trustees at a special meeting of Shareholders as described in
         Section 8.7(c), the Trust shall notify the Auction Agent and the Auction Agent shall call or cause to be called such special meeting by mailing or causing to be mailed a notice of such special meeting to the Holders upon not less than 10 nor more than 45 days prior to the date fixed for the meeting. If the Trust fails to send such notice to the Auction Agent or if the Auction Agent does not call such special meeting, it may be called by any Holder on like notice.

         The record date for determining the Holders entitled to notice of and to vote at such meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed.

         The Holders of a majority of the APS then outstanding, present in person or by proxy, will constitute a quorum for the election of additional Trustees. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the Holders present in person or by proxy shall have the power to adjourn the meeting for the election of additional Trustees without notice, other than an announcement at the meeting, until a quorum is present, and, subject to Section 8.7(b), to take any other action as shall properly come before such meeting.

         If the right to elect additional Trustees shall have terminated as provided in Section 8.7(c) after the notice of a special meeting provided for in this Section 8.7(d) has been given but before the special meeting shall have been held, the Trust shall, as soon as practicable after such termination, mail or cause to be mailed to the Holders a notice of cancellation of such special meeting.

         (e) BOARD MAY TAKE CERTAIN ACTIONS WITHOUT SHAREHOLDER APPROVAL. The Board of Trustees, without the vote or consent of the shareholders of the Trust, may from time to time amend, alter or repeal any or all of the definitions of the terms listed below, and any provision of these By-Laws viewed by Moody's as a predicate for any such definition, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of APS or the Holders thereof; provided, however, that the Board of Trustees receives written confirmation from Moody's (such confirmation being required to be obtained only in the event Moody's is rating the APS) that any such amendment, alteration or repeal would not impair the ratings then assigned by Moody's to the APS:

Annual Valuation Date                                    Maximum Applicable Rate
Auditor's Confirmation                                   Moody's Discount Factor
Business Day                                             Moody's Eligible Assets
Closing Transaction                                      Moody's Hedging Transaction
Commercial Paper Dealer                                  Moody's Industry Classifications
Deposit Securities                                       Preferred Shares Basic Maintenance Amount
Discount Factor                                          Preferred Shares Basic Maintenance Cure Date
Discounted Value                                         Preferred Shares Basic Maintenance Report
Eligible Assets                                          Pricing Service
Exposure Period                                          Rating Agency
Failure to Deposit                                       Reference Rate Response
Independent Accountant                                   Short Term Money Market Instruments
Investment Company Act Cure Date                         Specific Redemption Provisions
Investment Company Act Preferred Asset Coverage          Structured Notes
Market Value                                             Treasury Bonds
                                                         Valuation Date

         (f) VOTING RIGHTS SET FORTH HEREIN ARE SOLE VOTING RIGHTS. Unless otherwise required by law, the Holders of APS shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

         (g) NO PREEMPTIVE RIGHTS OR CUMULATIVE VOTING. The Holders of APS shall have no preemptive rights or rights to cumulative voting.

         (h) VOTING FOR TRUSTEES SOLE REMEDY FOR TRUST'S FAILURE TO PAY DIVIDENDS. In the event that the Trust fails to pay any dividends on the APS, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 8.7.

         Section 8.8. OTHER RESTRICTIONS.

         (a) The Trustees may from time to time in their sole discretion impose restrictions on certain investment practices of the Trust in order to comply with guidelines established by Moody's or any other Rating Agency that may be rating the Trust's APS at the time.

         (b) For so long as any APS are rated by Moody's, the Trust will not, without the prior consent of Moody's:

                  (i) issue senior securities representing indebtedness as defined under the Investment Company Act;

                  (ii)        merge or consolidate into or with any other fund;

                  (iii) engage in interest rate swaps, caps and floors, except that the Trust may, without obtaining the written consent described above, engage in interest rate swaps, caps and floors, if; (1) the unsecured senior debt or claims paying ability of the counterparty to the swap, cap or floor is rated Aa3 or better by Moody's or A/A-1 or better by S&P and; (2) the swap, collar or floor is marked-to-market daily by the counterparty; (3) a swap, collar or floor that is "in the money" is valued at 95% of the accrued net excess of the Trust's entitlements over its obligations for purposes of calculating the Investment Company Act Preferred Shares Asset Coverage; (4) 100% of any accrued net excess of the Trust's obligations over it entitlements with respect to a swap, cap or floor that has not been defeased through the segregation of liquid assets on the Trust's books and records is included as a liability of the Trust for the purposes of calculating the Preferred Share Basic Maintenance Amount; (5) the swap, cap or floor notional amount does not exceed the liquidation preference of the Outstanding Preferred Shares and (6) the Trust intends to terminate the swap, cap or floor if the Trust fails to maintain the Investment Company Preferred Shares Asset Coverage on the last Business Day of any two consecutive months.

                  (iv) buy or sell financial futures contracts, write, purchase or sell call options on financial futures contracts or purchase put options on financial futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the ratings then assigned to the APS by Moody's, except that the Trust may purchase or sell exchange-traded financial futures contracts based on any index approved by Moody's or Treasury Bonds, and purchase, write or sell exchange-traded put options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, and purchase, write or sell exchange-traded call options on such financial futures contracts, any index approved by Moody's or Treasury Bonds (collectively "Moody's Hedging Transactions"), subject to the following limitations:

                           (A) the Trust will not engage in any Moody's Hedging Transaction based on any index approved by Moody's (other than transactions that terminate a futures contract or option held by the Trust by the Trust's taking the opposite position thereto ("Closing Transactions")) that would cause the Trust at the time of such transaction to own or have sold:

                                    (1)      outstanding financial futures
                           contracts based on such index exceeding in number 10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal; or

                                    (2)      outstanding financial futures
                           contracts based on any index approved by Moody's having a Market Value exceeding 50% of the Market Value of all portfolio securities of the Trust constituting Moody's Eligible Assets owned by the Trust (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction);

                           (B) the Trust will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than Closing Transactions) that would cause the Trust at the time of such transaction to own or have sold:

                                    (1)      outstanding financial futures
                           contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 20% of the aggregate Market Value of Moody's Eligible Assets owned by the Trust and rated Aa by Moody's (or, if not rated by Moody's but rated by S&P, rated AA by S&P or Fitch); or

                                    (2)      outstanding financial futures
                           contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 80% of the aggregate Market Value of all portfolio securities of the Trust constituting Moody's Eligible Assets owned by the Trust (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction) and rated Baa or A by Moody's (or, if not rated by Moody's but rated by S&P, rated BBB or A by S&P or Fitch);

                                    (3)      for purposes of the foregoing
                           clauses (1) and (2), the Trust shall be deemed to own the number of financial futures contracts that underlie any outstanding options written by the Trust;

                           (C)      the Trust will engage in Closing
                           Transactions to close out any outstanding financial futures contract based on any index approved by Moody's if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Moody's and the Trust;

                           (D)      the Trust may engage in a Closing
                           Transaction to close out any outstanding financial futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a financial futures contract by no later than the first Business Day of the month in which such option expires;

                           (E) the Trust will engage in Moody's Hedging Transactions only with respect to financial futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

                           (F) the Trust (1) will not engage in options and futures transactions for leveraging or speculative purposes, except that an option or futures transaction shall not for these purposes be considered a leveraged position or speculative so long as the combination of the Trust's non-derivative positions, together with the relevant option or futures transaction, produces a synthetic investment position, or the same economic result, that could be achieved by an investment, consistent with the Trust's investment objectives and policies, in a security that is not an option or futures transaction, and (2) will not write any call options or sell any financial futures contracts for the purposes of hedging the anticipated purchase of an asset prior to completion of such purchase; and

                           (G) the Trust will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

         Section 8.9. AUCTION PROCEDURES.

         (a)      ORDERS.

                  (i)         Prior to the Submission Deadline on each Auction
                   Date for shares of a series of APS:

                           (A) each Beneficial Owner of shares of such series may submit to its Broker-Dealer by telephone or otherwise information as to:

                                    (1)      the number of Outstanding shares,
                                 if any, of such series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of such shares;

                                    (2)      the number of Outstanding shares,
                                 if any, of such series held by such
                                 Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be less than the rate per annum specified by such Beneficial Owner; and/or

                                    (3)       the number of Outstanding shares,
                                 if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series; and

                           (B) one or more Broker-Dealers, using lists of Potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive

                           Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of such series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall not be less than the rate per annum specified by such Potential Beneficial Owner.

                           (C) For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause
                           (A)(1), (A)(2), (A)(3) or (B) of this Section 8.9(a)(i) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (A)(1) of this
                           Section 8.9(a)(i) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (A)(2) or (B) of this Section 8.9(a)(i) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (A)(3) of this Section 8.9(a)(i) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

                           (D) A Bid by a Beneficial Owner or an Existing Holder of shares of a series of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                                         (1)      the number of Outstanding
                                    shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be less than the rate specified therein;

                                         (2)      such number or a lesser number
                                    of Outstanding shares of such series to be determined as set forth in Section 8.9(d)(i)(A)(4) if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein; or

                                         (3)      the number of Outstanding
                                    shares of such series specified in such Bid if the rate specified therein shall be higher than the Maximum Applicable Rate for shares of such series, or such number or a lesser number of Outstanding shares of such series to be determined as set forth in
                                    Section 8.9(d)(i)(A)(4) if the rate
                                    specified therein shall be higher than the Maximum Applicable Rate for shares of such series and Sufficient Clearing Bids for shares of such series do not exist.

                           (E) A Sell Order by a Beneficial Owner or an Existing Holder of shares of a series of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                                         (1)      the number of Outstanding
                                    shares of such series specified in such Sell
                                    Order; or

                                         (2)      such number or a lesser number
                                    of Outstanding shares of such series as set forth in Section 8.9(d)(i)(B)(3) if Sufficient Clearing Bids for shares of such series do not exist; provided, however, that a Broker-Dealer that is an Existing Holder with respect to shares of a series of APS shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph (iii) of Section 8.9(b) if (X) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee person, if permitted by the Trust) with the provisions of Section 8.9(f) or (Y) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealer's records, such Broker Dealer believes it is not the Existing Holder of such shares.

                           (F) A Bid by a Potential Beneficial Holder or a Potential Holder of shares of a series of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                                         (1)      the number of Outstanding
                                    shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be higher than the rate specified therein; or

                                         (2)      such number or a lesser number
                                    of Outstanding shares of such series as set forth in Section 8.9(d)(i)(A)(5) if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein.

                  (ii) No Order for any number of APS other than whole shares shall be valid.

         (b)      SUBMISSION OF ORDERS BY BROKER-DEALERS TO AUCTION AGENT.

                  (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for APS of a series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to

                  Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such shares:

                           (A) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

                           (B)      the aggregate number of shares of such
                            series that are the subject of such Order;

                           (C)      to the extent that such Bidder is an
                            Existing Holder of shares of such series:

                                        (1)      the number of shares, if any,
                                    of such series subject to any Hold Order of such Existing Holder;

                                        (2)      the number of shares, if any,
                                    of such series subject to any Bid of such Existing Holder and the rate specified in such Bid; and

                                        (3)      the number of shares, if any,
                                    of such series subject to any Sell Order of such Existing Holder; and

                           (D) to the extent such Bidder is a Potential Holder of shares of such series, the rate and number of shares of such series specified in such Potential Holder's Bid.

                  (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

                  (iii) If an Order or Orders covering all of the outstanding APS of a series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding shares of such series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more than 91 days, the Auction Agent shall deem a Sell order to have been submitted by or on behalf of such Existing Holder covering the number of outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

                  (iv) If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding APS of a series subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

                           (A) all Hold Orders for shares of such series shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such series held by such Existing Holder, and if the number of shares of such series subject to such Hold Orders exceeds the number of Outstanding shares of such series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of such series held by such Existing Holder;

                           (B)

                                        (1)       any Bid for shares of such
                                    series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the number of shares of such series subject to any Hold Orders referred to in clause (A) above;

                                        (2)       subject to subclause (1), if
                                    more than one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with the same rate and the number of Outstanding shares of such series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such series subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of such series equal to such excess;

                                         (3)      subject to subclauses (1) and
                                    (2), if more than one Bid of an Existing
                                    Holder for shares of such series is
                                    submitted to the Auction Agent with
                                    different rates, such Bids shall be
                                    considered valid in the ascending order of their respective rates up to and including the amount of such excess;

                                         (4)      in any such event, the number,
                                    if any, of such Outstanding shares of such series subject to any portion of Bids considered not valid in whole or in part under this clause (B) shall be treated as the subject of a Bid for shares of such series by or on behalf of a Potential Holder at the rate therein specified; and

                           (C) all Sell Orders for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the sum of shares of such series subject to valid Hold Orders referred to in clause (A) above and valid Bids referred to in clause (B) above.

                  (v) If more than one Bid for one or more shares of a series of APS is submitted to the Auction Agent by or on behalf of any Potential Holder, each such

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

                  Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

                  (vi) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

         (c) DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BIDS RATE AND APPLICABLE RATE.

                  (i) Not earlier than the Submission Deadline on each Auction Date for shares of a series of APS, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of shares of such series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine for such series:

                           (A) the excess of the number of Outstanding shares of such series over the number of Outstanding shares of such series subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available APS" of such series);

                           (B)      from the Submitted Orders for shares of such
                            series whether:

                                        (1)       the number of Outstanding
                                    shares of such series subject to Submitted
                                    Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate for shares of such series exceeds or is equal to the sum of:

                                        (2)       the number of Outstanding
                                    shares of such series subject to Submitted
                                    Bids of Existing Holders specifying one or more rates higher than the Maximum Applicable Rate for shares of such series; and

                                        (3)       the number of Outstanding
                                    shares of such series subject to Submitted
                                    Sell Orders

(in the event such excess or such equality exists (other than because the number of shares of such series in subclauses (2) and (3) above is zero because all of the Outstanding shares of such series are subject to Submitted Hold Orders), such Submitted Bids in subclause (1) above being hereinafter referred to collectively as "Sufficient Clearing Bids" for shares of such series); and

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                           (C)      if Sufficient Clearing Bids for shares of
                           such series exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate" for shares of such series) which if:

                                        (1)      (X) each such Submitted Bid of
                                    Existing Holders specifying such lowest rate and (Y) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

                                        (2)      (X) each such Submitted Bid of
                                    Potential Holders specifying such lowest rate and (Y) all other such Submitted Bids of Potential Holders specifying lower rates were accepted would result in such Existing Holders described in Section 8.9(c(i)(B)(2)
                                    (1) above continuing to hold an aggregate number of Outstanding shares of such series which, when added to the number of Outstanding shares of such series to be purchased by such Potential Holders described in Section 8.9(c(i)(B)(2), would equal not less than the Available APS of such series.

                  (ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph (i) of this Section 8.9(c), the Auction Agent shall advise the Trust of the Maximum Applicable Rate for shares of the series of APS for which an Auction is being held on the Auction Date and, based on such determination the Applicable Rate for shares of such series for the next succeeding Rate Period thereof as follows:

                           (A) if Sufficient Clearing Bids for shares of such series exist, that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate for shares of such series so determined;

                           (B) if Sufficient Clearing Bids for shares of such series do not exist (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Maximum Applicable Rate for shares of such series; or

                           (C) if all of the Outstanding shares of such series are subject to Submitted Hold Orders, that the Dividend Period shall be a Dividend Period of seven Rate Period Days and the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be the applicable "AA" Financial Composite Commercial Paper Rate on such Auction Date.

         (d) ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES.

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

                  (i) Existing Holders shall continue to hold the APS that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to Section 8.9(c)(i)(A), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

                           (A) If Sufficient Clearing Bids for shares of a series of APS have been made, all Submitted Sell Orders with respect to shares of such series shall be accepted and, subject to the provisions of paragraphs
                           (iv) and (v) of Section 8.9(d), Submitted Bids with respect to shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such series shall be rejected:

                                        (1)      Existing Holders' Submitted
                                    Bids for shares of such series specifying any rate that is higher than the Winning Bid Rate for shares of such series shall be accepted, thus requiring each such Existing Holder to sell the APS subject to such Submitted Bids;

                                        (2)      Existing Holders' Submitted
                                    Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be rejected, thus entitling each such Existing Holder to continue to hold the APS subject to such Submitted Bids;

                                        (3)      Potential Holders' Submitted
                                    Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be accepted;

                                        (4)      each Existing Holder's
                                    Submitted Bid for shares of such series
                                    specifying a rate that is equal to the
                                    Winning Bid Rate for shares of such series shall be rejected, thus entitling such Existing Holder to continue to hold the APS subject to such Submitted Bid, unless the number of Outstanding APS subject to all such Submitted Bids shall be greater than the number of APS ("remaining shares") in the excess of the Available APS of such series over the number of APS subject to Submitted Bids described in Sections 8.9(d)(i)(A) and (C), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold APS subject to such Submitted Bid, but only in an amount equal to the number of APS of such series obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding APS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding APS subject to such Submitted

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

                                    Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such series; and

                                        (5)      each Potential Holder's
                                    Submitted Bid for shares of such series
                                    specifying a rate that is equal to the
                                    Winning Bid Rate for shares of such series shall be accepted but only in an amount equal to the number of shares of such series obtained by multiplying the number of shares in the excess of the Available APS of such series over the number of APS subject to Submitted Bids described in clauses (2) through (4) of this Section 8.9(i)(A) by a fraction, the numerator of which shall be the number of Outstanding APS subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding APS subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for shares of such series.

                           (B) If Sufficient Clearing Bids for shares of a series of APS have not been made (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), subject to the provisions of Section 8.9(d)(4), Submitted Orders for shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such series shall be rejected:

                                        (1)      Existing Holders' Submitted
                                    Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Applicable Rate for shares of such series shall be rejected, thus entitling such Existing Holders to continue to hold the APS subject to such Submitted Bids;

                                        (2)      Potential Holders' Submitted
                                    Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Applicable Rate for shares of such series shall be accepted; and

                                         (3)      Each Existing Holder's
                                    Submitted Bid for shares of such series
                                    specifying any rate that is higher than the Maximum Applicable Rate for shares of such series and the Submitted Sell Orders for shares of such series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares of such series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of such series obtained by multiplying the number of shares of such series subject to Submitted Bids described in clause (2) of this paragraph (B) by a fraction, the numerator of which shall be the number of

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

                                    Outstanding shares of such series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of such series subject to all such Submitted Bids and Submitted Sell Orders.

                           (C) If all of the Outstanding shares of a series of APS are subject to Submitted Hold Orders, all Submitted Bids for shares of such series shall be rejected.

                           (D) If, as a result of the procedures described in clause (4) or (5) of paragraph (A) or clause (3) of paragraph (B) of this Section 8.9(d)(i), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of a series of APS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of APS of such series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole APS.

                           (E) If, as a result of the procedures described in clause (5) of Section 8.9(d)(i)(A), any Potential Holder would be entitled or required to purchase less than a whole share of a series of APS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate APS of such series for purchase among Potential Holders so that only whole shares of APS of such series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing APS of such series on such Auction Date.

                           (F) Based on the results of each Auction for shares of a series of APS, the Auction Agent shall determine the aggregate number of shares of such series to be purchased and the aggregate number of shares of such series to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, APS of such series. Notwithstanding any provision of the Auction Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of a series of APS with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent

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

                           Member to deliver such shares against payment therefor, partial deliveries of APS that have been made in respect of Potential Holders' or Potential Beneficial Owners' submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

                           (G) None of the Trust, the Adviser, nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver APS of any series or to pay for APS of any series sold or purchased pursuant to the Auction Procedures or otherwise.

         (e)      AUCTION AGENT.

         For so long as any APS are outstanding, the Auction Agent, duly appointed by the Trust to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Trust and its Affiliates (which however may engage or have engaged in business transactions with the Trust or its Affiliates) and at no time shall the Trust or any of its affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any APS are outstanding, the Board of Trustees shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent. The Auction Agent's registry of Existing Holders of a series of APS shall be conclusive and binding on the Broker-Dealers. A Broker-Dealer may inquire of the Auction Agent between 3:00 p.m. on the Business Day preceding an Auction for a series of APS and 9:30 a.m. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined such Broker-Dealer to be an Existing Holder. If such Broker-Dealer believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to such Broker-Dealer's inquiry, such Broker-Dealer may so inform the Auction Agent of that belief. Such Broker-Dealer shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to such Broker-Dealer's inquiry.

         (f)      TRANSFER OF APS.

         Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of APS only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Section 8.9 or to a Broker-Dealer; provided, however, that (a) a sale, transfer or other disposition of APS from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this Section 8.9 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than

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

         pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Trust) to whom such transfer is made shall advise the Auction Agent of such transfer.

         (g)      GLOBAL CERTIFICATE.

                  Prior to the commencement of a any period in which the holders of Preferred Shares are entitled to elect a majority of the Board of Trustees, (i) all of the shares of a series of APS outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of shares of a series of APS shall be made on the books of the Trust to any Person other than the Securities Depository or its nominee.

         (h)      FORCE MAJEURE.

                  (i) Notwithstanding anything else set forth herein, if an Auction Date is not a Business Day because the New York Stock Exchange is closed for business due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the Auction Agent is not able to conduct an Auction in accordance with the Auction Procedures for any such reason, then the Auction Rate for the next Dividend Period shall be the Auction Rate determined on the previous Auction Date.

                  (ii) Notwithstanding anything else set forth herein, if a Dividend Payment Date is not a Business Day because the New York Stock Exchange is closed for business due to an act of God, natural disaster, act of war civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the dividend payable on such date can not be paid for any such reason, then:

                           (A) the Dividend Payment Date for the affected Dividend Period shall be the next Business Day on which the Trust and its paying agent, if any, are able to cause the dividend to be paid using their reasonable best efforts;

                           (B) the affected Dividend Period shall end on the day it would have ended had such event not occurred and the Dividend Payment Date had remained the scheduled date; and

                           (C) the next Dividend Period will begin and end on the dates on which it would have begun and ended Date remained the scheduled date.

         (i)      MISCELLANEOUS.

                  The Board of Trustees may interpret the provisions of this
         Section 8.9 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not materially adversely affect the rights of Existing Holders of

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

         the Preferred Shares, and if such inconsistency, ambiguity or formal defect reflects an inaccurate provision hereof, the Board of Trustees may, in appropriate circumstances, amend this Section 8.9. An Existing Holder (A) may sell, transfer or otherwise dispose of Preferred Shares only pursuant to a Bid or Sell Order in accordance with the procedures described in this Section 8.9 or to or through a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer, and (B) shall have the ownership of the Preferred Shares held by it maintained in book-entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. Neither the Trust nor any affiliated person of the Trust (as defined under the Investment Company Act) shall submit any Order in any Auction. All of the Outstanding Preferred Shares shall be represented by one certificate registered in the name of the nominee of the Securities Depository. Each such certificate shall bear a legend substantially to the effect that transfer of the Shares represented by such certificate is subject to the restrictions specified in Section 8.9(f). Neither the Trust nor any of its agents, including, without limitation, the Auction Agent, shall have any liability with respect to the failure of a Potential Holder, Existing Holder or Agent Member to deliver, or to pay for, Preferred Shares sold or purchased in an Auction or otherwise.

                                   ARTICLE IX

                             TERMS OF COMMON SHARES

         Section 9.1. DESIGNATION. A class of common shares of beneficial interest, without par value, is hereby designated "Common Shares"
(the "Common Shares").

         Section 9.2. COMMON SHARES.

         (a) The Common Shares shall rank junior to the Preferred Shares with respect to payment of dividends and distributions on liquidation or dissolution and shall have such other qualifications, limitations or restrictions as provided in the Declaration.

         (b) Except as otherwise provided herein or by law and the Declaration, the holders of the Common Shares shall be entitled to one vote for each Share on each matter submitted to a vote of the Shareholders of the Trust. The holders of the Common Shares and the holders of the Preferred Shares shall vote together as a single class except as herein provided or to the extent otherwise required by the 1940 Act or the Declaration.

         (c) After all accumulated and unpaid dividends upon all outstanding Preferred Shares for all previous dividend periods have been paid, and full dividends on all outstanding Preferred Shares for the then-current dividend period have been paid or declared and a sum sufficient for the payment thereof set apart therefore, then and not otherwise, dividends or other distributions may be declared upon and paid to the holders of the Common Shares, to the exclusion of the holders of the Preferred Shares.

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

         (d) In the event of the dissolution, liquidation, or winding up of the Trust, whether voluntary or involuntary, after payment in full of the amounts, if any, required to be paid to the holders of the Preferred Shares, the holders of the Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares, to share ratably in all remaining assets of the Trust.

                                   ARTICLE X

                                   FISCAL YEAR

         The fiscal year of the Trust shall be established by resolution of the Trustees.

                                   ARTICLE XI

                                      SEAL

         The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe but the absence of a seal shall not impair the validity or execution of any document.

                                   ARTICLE XII

                        SUFFICIENCY AND WAIVERS OF NOTICE

         Whenever any notice whatever is required to be given by law, the Declaration of Trust or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been sent by mail, telegraph, cable, wireless, facsimile or electronic means for the purposes of these By-laws when it has been delivered to a representative of any entity holding itself out as capable of sending notice by such means with instructions that it be so sent.

                                  ARTICLE XIII

                                   AMENDMENTS

         These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted by a vote of a majority of the Trustees, provided, however, that no By-law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to federal or state law, the Declaration of Trust or these By-laws, a vote of the Shareholders.

                                 END OF BY-LAWS

                                      -73-